Exhibit 10.8

OFFICE LEASE by and between TRT NOIP DUBLIN LP, a Delaware limited partnership as Landlord and AEYE,INC., a Delaware corporation as Tenant Park Place One Park Place Dublin, California 94568

TABLE OF CONTENTS 1. DEFINITIONS; SUMMARY OF BASIC PROVISIONS; ATTACHMENTS 1 2. THE PREMISES, BUILDING, PROJECT AND COMMON AREAS 3 3. LEASE TERM 4 4. RENT; SECURITY DEPOSIT; LETTER OF CREDIT; GUARANTY OF LEASE; OTHER LEASE SECURITY 5 5. OPERATING EXPENSES 10 6. USE OF THE PREMISES 13 7. SERVICES AND UTILITIES 20 8. TENANT AL TERATIO NS; LIENS 22 9. REPAIRS AND MAINTENANCE 23 10. INSURANCE 24 11. WAIYER OF CLAIMS; INDEMNITY; LIMITATIO NS ON LIABILITY 25 12. CASUALTY AND CONDEMNATION 27 13. TRANSFERS 29 14. SURRENDER; HOLDING OVER 32 15. SUBORDINATION; ESTOPPEL CERTIFICATES; FINANCIAL REPORTS 33 16. LANDLORD’S RESERVED RIGHTS 35 17. SIGNS 37 18. PARKING 38 19. CABLES; TELECOMMUNICATIONS 39 20. DEFAULT; REMEDIES 41 21. AUTHORITIES FOR ACTION; NOTICES 44 22. BROKERAGE 45 23. GENERAL PROVISIONS 45 RIDER NO. 1 ADDITIONAL PROVISIONS 1 RIDER NO. 2 STATE-SPECIFIC PROVISIONS 1 - I –

# OFFICE LEASE

THIS OFFICE LEASE (this "**Lease**") is made as of April 26, 2019 (the "**Effective Date**"), by and between **TRT NOIP DUBLIN LP**, a Delaware limited partnership ("**Landlord**"), and **AEYE, INC.**, a Delaware corporation ("**Tenant**").

1. DEFINITIONS; SUMMARY OF BASIC PROVISIONS; ATTACHMENTS.

**1.1 Definitions**. In addition to the terms defined elsewhere in this Lease, the terms set forth in Annex 1 attached hereto (the "**Definitions Annex**") shall have the meanings set forth in the Definitions Annex with respect to the provisions of this Lease.

**1.2 Summary of Basic Provisions**. In the event of any conflict between the terms and conditions set forth in this Section 1.2 (collectively, the "**Basic Provisions**") and any other provision of this Lease, such other provision shall control.

Project: Park Place

Building: One Park Place, Dublin, California 94568 (a/k/a One Sybase Drive)

Premises: Approximately 56,549 rentable square feet consisting of the following: 12,957 rentable square feet of space located on the 1st floor of the Building and commonly known as Suite 100; 7,933 rentable square feet of space located on the 1st floor of the Building and commonly known as Suite 175; 35,659 rentable square feet of space consisting of the entire 2nd floor of the Building; all of said Premises being more particularly depicted on **Exhibit "A"** attached to this Lease.

Lease Term: Approximately 84 months

Commencement Date: The date that is the earlier of (i) the date Tenant first commences business operations in the Premises (other than in the Early Occupancy Premises), or (ii) December 1, 2019.

Base Rent:

| Months of the Lease Term | Monthly Rate per rentable square foot | Annual Base Rent | Monthly Installment of Base Rent |
|---|---|---|---|
| 1 – 12 | $3.15 | $2,137,552.20 | $178,129.35 |
| 13 – 24 | $3.24 | $2,201,678.77 | $183,473.23 |
| 25 – 36 | $3.34 | $2,267,729.13 | $188,977.43 |
| 37 – 48 | $3.44 | $2,335,761.00 | $194,646.75 |
| 49 – 60 | $3.55 | $2,405,833.83 | $200,486.15 |
| 61 – 72 | $3.65 | $2,478,008.85 | $206,500.74 |
| 73 – 84 | $3.76 | $2,552,349.11 | $212,695.76 |

Tenant's Share: Approximately 27.72% of the Building

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Base Year: Security Deposit: Construction Allowance : Guarantor: Permitted Use: Parking: Landlord’s Broker: Tenant’s Broker: 2019 (the “Base Year”) $2,150,000, in the form of a letter of credit pursuant to Section 4.5 of this Lease. $3,845,332.00 None. General office use, administration, research and development, product assembly integration and test, equipment testing, and storage, including the right to park and maintain three (3) electric vehicles that will be brought directly in and out of the Premises to the extent permitted by applicable Law. 2.85 unreserved parking spaces for every 1,000 rentable square feet of the Premises. Jones Lang LaSalle Newmark Cornish & Carey Landlord’s Rent TRT NOIP Dublin LP Payment PO Box 809144 Address: Chicago, IL 60680-9144 Landlord’s Black Creek Diversified Property with required copies under separate Notice Address: Fund Inc. 518 1?1h Street, Suite 1700 Denver, Colorado 80202 Attn: Asset Management (303) 869-4600 Tenant’s Notice AEye, Inc. Address: One Park Place Suite 100 Dublin, California 94568 cover to: Black Creek Diversified Property Fund Inc. 518 1?1h Street, Suite 1700 Denver, Colorado 80202 Attn: Senior Real Estate Counsel 1.3 Attachments. The riders, exhibits, schedules and annex set forth below shall be deemed to be a part of this Lease and are hereby incorporated herein (collectively, “Attachments”): RIDERN0.1 - ADDITIONAL PROVISIONS RIDERN0.2 - STATE-SPECIFIC PROVISIONS EXHIBIT “A” - DEPICTION OF THE PREMISES EXHIBIT “B” - THE WORK LETTER -2-

EXHIBIT “C” - RULES AND REGULATIONS EXHIBIT “D” INTENTIONALLY OMITTED EXHIBIT “E” EARLY OCCUPANCY PREMISES EXHIBIT “F” FORM OF HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE SCHEDULE 5 - OPERATING EXPENSES INCLUSIONS AND EXCLUSIONS SCHEDULES - CONTRACTOR RULES AND REGULATIONS SCHEDULE 10 - TENANT’S INSURANCE REQUIREMENTS ANNEXl - DEFINITIONS 2. THE PREMISES, BUILDING, PROJECT AND COMMON AREAS. 2.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in the Basic Provisions (the “Premises”). 2.2 The Building and the Project. The Premises are a part of the bui lding set forth in the Basic Provisions (the “Building”), and the Building is part of the project that is identified in the Basic Provisions. “Proje ct” means (a) the Building and the Common Areas, (b) the land upon which the Building and the Common Areas are located (the “Land”), and (c) any other buildings, if any , located near or adjacent to the Building that are owned by and operated as an integrated project by Landlord, and the land upon which such other build ings are located. 2.3 Common Areas. Tenant shall have the non-exclusiv e right to use in common with other Occupants , and subject to the Rules and Regulations, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other Occupants (such areas, together with such other portions of the Project designated by Landlord, in its discr etion, including certain areas designated for the use of certain Occupants, or to be shared by Landlord and certain Occupants , are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the Project Comm on Areas and the Building Common Areas. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of Comparable Buildings. Landlord reserves the right to close temporarily , make alterations or additions to, or change the location of elements of the Project and the Common Areas ; provided that any such alteration, addition to, or change does not prevent Tenant ‘ s means of access to (or egress from) the Premises (except in the case of an emergency), materially adversely affect Tenant’s parking rights under Section 18 of this Lease or materially adversely interfere with Tenant’s use of the Premises. 2.4 Measurements. The outline of the Premises is set forth in Exhibit “A” and each floor or floors of the Premises has the number of rentable square feet as set forth in the Basic Provisions .. For purposes of this Lease, “ rentable square feet” and “ usable square feet” shall be calculated pursuant to Landlord’ s Measurement Standard, provided that the rentable square - 3-

footage of the Building and the Project shall include all of (and the rentable square footage of the Premises therefore shall include a portion of) the Building Common Areas . In the event that either (i) the rentable area of the Premis es, the Building or the Project shall hereafter change due to subsequent alterations or other modifications to the Premises , the Building or the Project or (ii) the rentable area of the Building or the Project shall be re-measured, then the rentable area of the Premis es, the Building and the Project, as the case may be, shall be appropriately adjusted as of the date of such alteration or other modification or re-meas urement, based upon the written verification by Landlord’s space planner of such revised rentable area. In the event of any such adjustment to the rentable area of the Premises, the Building or the Project, all amounts, percentages and figures appearing or referred to in this Lease based upon such rentable area (including , without li mitation , the amount of Base Rent, and Tenant ‘ s Share) shall be modified in accordance with such dete rmination ; provided, however, Landlord shall not be permitted to make such modifications during the initial Lease Term. 2.5 Condition of the Project. The purpose of Exhibit “A” is to show the approximate location of the Premises in the Building only, and such Attachment is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas, or the elements thereof or of the access ways to the Premises or the Project. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and Tenant shall accept the Premises in its existing, “AS IS” condition. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. 2.6 Quiet Enjoyment. Landlord covenants that Tenant, on paying Rent when due and on keeping, observing and performing all the other terms, covenants, cond iti ons, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have , hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements of this Lease without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied . 3. LEASE TERM. 3.1 Lease Term. Unless earlier terminated in accordance with this Lease, the term of this Lease (the “Lease Term”) shall be the period set forth in the Basic Provisions. The “Lease Term” shall include any renewal term expressly set forth in this Lease if the renewal option is exercised in accordance with the terms and conditions of this Lease. 3.2 Commencement Date; Expiration Date. The Lease Term shall commence on the Commencement Date set forth in the Basic Provisions (the “Commencement Date”); provided, however, that in the event the Lease Term shall commence on a day other than the first day of any calendar month, for purposes of calculating the expiration date of this Lease (the “Expiration Date”) and the timing of all scheduled increases in Base Rent during the Lease Term, the Commencement Date shall be deemed to be the first day of the calendar month following the Commencement Date. -4-

3.3 Notice of Lease Term Dates. At any time during the Lease Term, Landlord may deliver to Tenant a notice, in a form provided by Landlord (the “Notice of Lease Term Dates”), as a confirmation of the Commencement Date, the Expiration Date and such other information as Landlord may reasonably require. Tenant shall execute and return or provide Landlord with reasonable comments on the Notice of Lease Term Dates to Landlord within ten (10) Business Days after Tenant’s receipt, and after both Tenant and Landlord have executed and delivered the Notice of Lease Term Dates to the other party, the dates set forth on such notice shall be conclusive and binding upon Tenant and Landlord. Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates or to provide Landlord with reasonable comments on the same shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception. 3.4 Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant for the purpose of performing Tenant ‘ s Work on the date Tenant delivers both the L-C and Base Rent for the first full month of the Lease Term to Landlord. 4. RENT; SECURITY DEPOSIT; LETTER OF CREDIT; GUARANTY OF LEASE; OTHER LEASE SECURITY. 4.1 Covenant to Pay Rent. Tenant agrees to pay all Rent due under this Lease at the time and in the manner set forth in this Lease, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, except as otherwise expressly provided for herein. Any Rent due to Landlord shall be paid to Landlord at Landlord ‘ s Rent Payment Address set forth in the Basic Provisions or otherwise in accordance with the provisions of Section 4.2 of this Lease. Base Rent shall be paid in equal monthly installments, in advance, on the first day of each month of the Lease Term. The Base Rent for the first full month of the Lease Term shall be paid within ten (10) Business Days after Tenant’s execution of this Lease. Rent shall be prorated for partial months within the Lease Term based upon the actual number of days in such partial month. Tenant’ s covenant to pay Rent is independent of every other covenant in this Lease . 4.2 Change of Payment Instructions; Wire Fraud Prevention. Landlord will notify Tenant of any changes to its Rent payment address (“New Payment Instructions”) only in accordance with the notice requirements of Section 21.2 of this Lease. If Tenant receives any instruction or request to change (whether oral, electronic, or in writing) its method of payment of Rent or any other amounts due pursuant to this Lease (including receipt of New Payment Instructions), Tenant shall not respond to, provide any information, make any change or take any other action in response to such request , EXCEPT that Tenant shall promptly contact Landlord’s DPF Property Accounting Group Lead by telephone at the number specified under Landlord’s Notice Address in Section 1.2 above to confirm the New Payment Instructions. Verbal confirmation by Landlord’s DPF Property Accounting Group Lead of such New Payment Instructions are referred to herein as “Landlord’s Telephonic Confirmation”. Tenant shall not make any change to its method of payment unless and until Tenant has received both (i) New Payment Inst ructions , and (ii) Landiord’ s Telephonic Confirmation. Any Rent paid in any manner other than in compliance with both the New Payment Instructions and Landlord’s Telephonic Confirmation shall be deemed “Redirected Rent”, and Tenant assumes all risk associated with paying Redirected Rent. If Landlord does not receive Rent for any reason (inciuding because Tenant has paid Redirected Rent), Tenant wili be deemed to have failed to -5-

pay Rent and such failure to pay Rent will be treated as unpaid Rent and such failure will constitute an Event of Default by Tenant in accordance with Section 20 of this Lease.

**4.3** <u>**Default Rate; Late Charge**</u>. Unpaid Rent shall accrue interest at the Default Rate from the date due until paid. In addition, in the event Landlord does not receive any installment of Rent due under this Lease within five (5) Business Days following the day that each such installment of Rent is due hereunder, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent; provided, however, Landlord agrees to waive the late charge for the first late payment in any twelve (12) month period so long as Tenant pays the amount due within five (5) Business Days after written notice from Landlord.

**4.4** <u>**Tenant- or Lease-Specific Taxes**</u>. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Lease Term upon any of Tenant's Property or Tenant's income derived from the Premises (collectively, "<u>**Tenant-Specific Taxes**</u>"). In the event that any or all of Tenant's Property shall be assessed and taxed with the Premises, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a written statement setting forth the amount of such taxes and reasonable supporting evidence thereof.

**4.5** <u>Letter of Credit</u>.

*(a)* <u>*Delivery of Letter of Credit*</u>. Tenant shall deliver to Landlord, within ten (10) Business Days after Tenant's execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "<u>**L-C**</u>") in the amount set forth in <u>Section 4.5(c)</u> below (the "<u>**L-C Amount**</u>"), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Denver, Colorado office which will negotiate a letter of credit (or, if such bank does not have a local Denver, Colorado office, then such bank shall accept presentment of the L-C by facsimile), and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the "<u>**Bank**</u>"), which Bank must have either (i) an S&P long term rating of A (or better) and an S&P short term rating of A-1 (or better) or (ii) a Moody's long term rating of A2 (or better) and a Moody's short term rating of P-1 (or better) (collectively, the "<u>**Bank's Credit Rating Threshold**</u>"), and which L-C shall be in such form as is reasonably acceptable to Landlord. Landlord hereby preapproves Comerica Bank, Silicon Valley Bank, Wells Fargo Bank and Fifth Third Bank as Banks that Landlord will accept to issue the L-C on behalf of Tenant. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall ***(i)*** be "callable" at sight, irrevocable and unconditional, ***(ii)*** be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the "<u>**L-C Expiration Date**</u>") that is no less than ninety (90) days after the Expiration Date, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, ***(iii)*** be fully assignable by Landlord, its successors and assigns, ***(iv)*** permit partial draws and multiple presentations and drawings, and ***(v)*** be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease and beyond the applicable notice and cure

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period provided for in this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code and Tenant does not obtain a dismissal of such petition within sixty (60) days of such involuntary filing, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 4.5 (including , but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 4.5(a)), in the amount of the applicable L-C Amount within thirty (30) days prior to the date that the existing L-C will expire, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 4.5 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 4.5(a)), in the amount of the applicable L-C Amount, within thirty (30) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of bi lling. (b) Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 4.5(a)(H) above), draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of this Lease or other L-C Draw Event and to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or -7-

the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’ s claim and/or rights to the L-C or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise. (c) L-C Amount,· Maintenance ofL-C by Tenant ,· Liquidated Damages. (i) L-C Amount. The L-C Amount shall be equal to the amount set forth in the Basic Provisions. (ii) In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount , Tenant shall, within five (5) Business Days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 4.5. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing , if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 4.5, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Section 4.5, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In such event (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’ s bankruptcy estate) and need not be segregated from Landlord’ s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided , however , that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant , or an involuntary petition is filed against Tenant by any of Tenant’ s creditors and Tenant does not obtain a dismissal of such petition within sixty (60) days of such involuntary filing, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. (d) Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant ‘ s consent -8-

thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, provided such transfer is part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new sublandlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within ten (10) days after Tenant’s receipt of an invoice from Landlord therefor. (e) L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of any law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord or sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 4.5 and those sums reasonably necessary to (A) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (B) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease. (f) Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C. (g) Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with reasonable interest and reasonable actual out of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount -9-

of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) Business Days after demand, Tenant shall have the right to deduct the amount thereof together with reasonable interest thereon from the next installment(s) of Base Rent. 5. OPERATING EXPENSES. 5.1 Payment of Operating Expenses and Tax Expenses. (a) With respect to each Lease Year, Tenant shall pay, as Additional Rent, Tenant’s Share of the positive excess, if any, of Operating Expenses for the Project allocable hereunder to such Lease Year over Operating Expenses for the Project allocable hereunder to the Base Year. (b) With respect to each Lease Year, Tenant shall pay, as Additional Rent, Tenant’ s Share of the positive excess, if any, of Tax Expenses for the Project allocable hereunder to such Lease Year over Tax Expenses for the Project allocable hereunder to the Base Year. 5.2 Calculation Methods and Adjustments. (a) Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or Occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Operating Expenses within each such Cost Pool shall be allocated and charged to the Occupants within such Cost Pool in an equitable manner. (b) The variable components of Operating Expenses (“Variable Expenses”) for all or any portion of any Lease Year (including the Base Year) during which actual occupancy of the Building or the Project (as applicable) is less than 95% of the rentable area of the Building or the Project (as applicable) shall be adjusted by Landlord, as determined in good faith by Landlord applying sound accounting and property management principles (and the provisions of this Lease) to reflect 95% occupancy of the rentable area of the Building or the Project (as applicable) during such period. If during all or any part of any Lease Year, Landlord does not provide any particular item of benefit, work or service (the cost of which is a Variable Expense) to portions of the Project due to the fact that such item of benefit, work or service is not required or desired by the tenant of such space, or such tenant is itself obtaining and providing such item of benefit, work or service, or for any other reason, then for purposes of computing Variable Expenses for such Lease Year, Operating Expenses shall be increased by an amount equal to the additional Variable Expenses which would have been paid or incurred by Landlord during such period if it had furnished such item of benefit, work or service to such portions of the Project; provided that, Landlord treats all similarly situated tenants in the Project in the same fashion with regards to such Operating Expense and Landlord under no circumstances collects more than one hundred percent (100%) of the actual amount incurred by Landlord relating to such Operating Expense. - 10 -

(c) Subject to the prov1s10ns of this Section 5.2, all calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses or Tax Expenses shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied which are consistent with the practices of the majority of the institutional owners of institutional grade Comparable Buildings (“Institutional Owner Practices”). Subject to the provisions of this Section 5.2, from time to time Landlord shall have the right to expand or contract the amount, scope, level or types of services, work, items or benefits, the cost of which is included within Operating Expenses, so long as Landlord’s treatment of the same for purposes of the calculation of Operating Expenses is generally consistent with Institutional Owner Practices and Landlord includes in the Operating Expenses for the Base Year an estimate of what the cost of any such expanded service would have cost in the Base Year. All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Landlor d’ s out-of pocket costs included in Operating Expenses or Tax Expenses received by Landlord in a particular Lease Year shall be deducted from Operating Expenses or Tax Expenses in the Lease Year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis. If this Lease shall have expired or is otherwise terminated, Landlord shall refund any such Reimbursement due to Tenant within thirty (30) days after Land lord’ s receipt of such Reimbursement. Landlord’s obligation to so refund to Tenant any such Reimbursement shall survive such expiration or termination. All assessments and premiums of Operating Expenses or Tax Expenses which can be paid by Landlord in periodic installments may be paid by Landlord in the maximum number of periodic installments permitted by Law; provided, however, that if the then-prevailing Institutional Owner Practice is to pay such assessments or premiums on a different basis, Landlord may utilize such different basis of payment. (d) If, in any Lease Year, Landlord elects or is required by Law to bill separately from Operating Expenses one or more utility services provided to Occupants, Tenant shall pay to Landlo rd, within thirty (30) days atter delivery of Landlord’ s invoice therefor, Landlord’ s reasonable charges for such utility services provided to Tenant (which charges shall be calculated by Landlord in good faith on a basis consistent with Institutional Owner Practice). Subject to applicable Laws, Landlord shall reasonably determine all decisions with respect to the method and manner by which all utility services shall be billed and provided in the Project, which determinations shall be made by Landlord in good faith and on a basis consistent with Institutional Owner Practices. 5.3 Payment Procedure; Estimates. For each Lease Year , Landlord may elect to give Tenant written notice of its estimate of any increased amounts payable under Section 5.1 for that Lease Year. On or before the first day of each calendar month during such Lease Year, Tenant shall pay to Landlord one-tweltth (1112th) of such estimated amounts; provided, however, that, not more otten than quarterly, Landlord may , by written notice to Tenant , reasonably revise its estimate for such Lease Year, and all subsequent payments under this Section 5.3 by Tenant for such Lease Year shall be based upon such revised estimate. Landlord shall endeavor to deliver to Tenant within 150 days after the close of each Lease Year or as soon thereafter as is practicable, a statement of that year’ s Tax Expenses and Operating Expenses, and Tenant’s Share of actual Operating Expenses and actual Tax Expenses payable for such Lease Year pursuant to Section 5.1, as determined by Landlord (the “Landlord’s Statement”) and -11-

such Landlord’s Statement shall be binding upon Landlord and Tenant, except as provided in Section 5.4. If the amount of Tenant’s Share of actual Operating Expenses and Tax Expenses for any Lease Year is more than the estimated payments with respect thereto made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days following receipt of Landlord’s Statement. If the amount of Tenant’s Share of actual Operating Expenses and Tax Expenses for any Lease Year is less than the estimated payments for such Lease Year made by Tenant, such excess payments shall be credited against Rent next payable by Tenant under this Lease or, if the Lease Term has expired, such excess shall be paid to Tenant. No delay in providing any Landlord’s Statement described in this Section 5.3 shall act as a waiver of Landlord’ s right to receive payment from Tenant under Section 5.1 above with respect to Tenant ‘ s Share of Tax Expenses and Operating Expenses, or either of them, for the period covered thereby, unless such Landlord’s Statement is not delivered within eighteen (18) months after any Lease Year, in which case Tenant shall not be liable for any additional amount of Tax Expenses or Operating Expenses for such Lease Year. If this Lease shall terminate on a day other than the end of a calendar year , the amount of Tenant’s Share of actual Operating Expenses and actual Tax Expenses payable under Section 5.1 that is applicable to the calendar year in which such termination occurs shall be prorated on the basis that the number of days from January 1 of such calendar year to the termination date bears to 365. The expiration or early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 5.3 to be performed after such expiration or early termination. 5.4 Review of Landlord’s Statement. Provided that no Event of Default then exists and provided further that Tenant complies with the provisions of this Section 5.4, Tenant shall have the right to conduct a reasonable review of Landlord’s supporting books and records for any portion of the Tax Expenses or Operating Expenses for a particular Lease Year covered by Landlord’s Statement, in accordance with the follow ing procedure: (a) Tenant shall, within one hundred twenty (120) days after any such Landlord’s Statement is delivered to Tenant , deliver a written notice (a “Dispute Notice”) to Landlord specifying the items described in the Landlord’ s Statement that are claimed to be incorrect or which Tenant wishes to obtain additional information regarding, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord’s Statement. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including, without li mitation , Tenant’s obligation to make all payments of Base Rent and all payments of Additional Rent pending the completion of and regardless of the results of any review of records under this Section 5.4). The right of Tenant under this Section 5.4 may only be exercised once for each Lease Year covered by any Landlord’s Statement, and if Tenant fails to deliver a Dispute Notice within the one hundred twenty (120) day period described above or fails to meet any of the other above conditions of exercise of such right, the right of Tenant to review a particular Landlord’ s Statement (and all of Tenant’ s rights to make any claim relating thereto) under this Section 5.4 shall automatically be deemed waived by Tenant. (b) Landlord may maintain its records for the Building at the Building manager’s offices or at Landlord’s manager’s corporate offices and Tenant agrees that any review of records under this Section 5.4 shall be at the sole expense of Tenant and shall be conducted by accountants which are not compensated on a contingency fee or similar basis relating to the results of such review. Tenant acknowledges and agrees that any records of - 12 -

Landlord reviewed under this Section 5.4 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant’s accountant, to anyone other than Tenant’s accountants performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information by Tenant or any of Tenant’s employees or contractors (including, without limitation, Tenant’s accountant) to any other person, whether or not caused by the conduct of Tenant, shall constitute an Event of Default. (c) If Landlord disagrees with Tenant’s contention that an error exists with respect to Landlord’ s Statement (and the Operating Expenses and Tax Expenses described therein) in dispute, Landlord shall have the right to cause another review of that portion of Landlord’s Statement (and the Operating Expenses and Tax Expenses stated therein) to be made by a firm of independent certified public accountants of regional or national standing mutually selected by Landlord and Tenant which are not compensated on a contingency fee or similar basis relating to the results of such review (the “Third Party Accountant”). In the event of a disagreement between the two accounting firms , the review of the Third Party Accountant shall be deemed to be correct and shall be conclusively binding on both Landlord and Tenant. In the event that the results of the Third Party Accountant’s review of a particular Land lord’ s Statement indicates that total Operating Expenses and Tax Expenses for the period covered by the Landlord’s Statement in question have been overstated by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable cost of Tenant’s Accountant (not to exceed $5,000.00 of the actual, out-of-pocket costs of such exam ination incurred by Tenant, which costs must be determined on a reasonable hourly basis and not a percentage or contingent fee basis) and the amount of any overpayment by Tenant of estimated Operating Expenses and Tax Expenses, or either of them, for the period in question shall be credited against Tenant’ s obligations to pay Additional Rent next comin g due; in all other cases, Tenant shall be liable for the Third Party Accountant ‘ s actual fees and expenses, and the amount of any underpayment shall be paid by Tenant to Landlord with the next succeeding installment of estimated Tax Expenses and Operating Expenses. 6. USE OF THE PREMISES. 6.1 Permitted and Prohibited Uses. Tenant shall use the Premises only for the permitted use(s) set forth in the Basic Provisions (the “Permitted Use”), and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’ s sole discretion. If permitted by applicable Law, Tenant shall have the right to park and maintain three (3) electric vehicles that will be brought directly in and out of the Premis es. Tenant shall, at its sole cost and expense, obtain and maintain in full force and effect all governmental licenses, approvals and permits required to allow Tenant to conduct Tenant ‘ s Permitted Use (including, without limitation, Tenant’s maintenance of electric vehicles in the Premises). Landlord disclaims any warranty that the Premises are suitable for Tenant’s use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard. In no case shall Tenant use any portion of the Premises for (a) offices of any division, agency or bureau of the United States or any state or local government or any foreign government or subdivision thereof, (b) offices of any health care professionals or for the provision of any health care services, (c) any schools, (d) any retail or restaurant uses, (e) any residential use, (f) any communications uses such as broadcasting or radio or television stations, or (g) any marijuana or -13-

marijuana related business (includ in g, but not limited to, the cultivation , manu facture, processing , storage or sale of cannabis or cannabis-related products). Tenant shall only use the Premises and all portions thereof for an occupancy density which is permitted by applicable Law and in accordance with Tenant’s plans for the Premises which have been approved by Landlord. 6.2 Rules and Regulations. Tenant agrees for itself and for its Responsible Parties to comply with the building rules and regulations listed on Exhibit “C” attached to this Lease and with all reasonable modifications and additions thereto that Landlord may make from time to time, provided such modifications and additions are applied in a uniform and non-discriminatory manner (collectively, the “Rules and Regulations”). Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other Occupant; provided, however, that Landlord shall use reasonable efforts to enforce the Rules and Regulations in a uniform and non discriminatory manner. 6.3 Compliance With Laws and Other Requirements. (a) Tenant shall timely take all action required to cause the Premises to comply in all respects with all Laws now or in the future applicable to the Premises, including, without limitation, any Law requiring any form of improvement or alteration to the Premises. Notwithstanding anything to the contrary in this Section 6.3(a), Section 1.9 of Rider 2 to this Lease or elsewhere in this Lease, Tenant shall not be responsible for (i) any non-compli ance existing on the Effective Date of the Premises with any Laws or (ii) making any structural alterations to the Premises in order to comply with changes in Laws after the Effective Date except to the extent such alterations are required due to Tenant’ s specific use of the Premises or alterations (including, without limitation, Tenant’s Work) to the Premises made by Tenant. (b) Tenant shall not use the Premises , or permit the Premises to be used, in any manner, or do or suffer any act in or about the Premises which: (i) violates or conflicts with any federal, state, county and municipal Law; (ii) causes damage to the Project, the Premises or any Building System; (iii) would reasonably be expected to violate a customary policy of insurance covering the Project or the Premises or increase the cost of such policy (provid ed, however , if Landlord notifies Tenant of such violation or increase in cost, Tenant shall have the right to promptly cease such use or pay such increased cost within five (5) Business Days, as the case may be); (iv) constitutes or is reasonably likely to constitute a nuisance, or unreasonable annoyance or inconvenience to other Occupants or its equipment, facilities or systems; (v) interferes with, or is reasonably likely to interfere with , the transmission or reception of microwave , television, radio, tele phone, or other communication signals by antennae or other facilities located in the Project; (vi) violates the Rules and Regulations; or (vii) creates noise or vibration that disturbs other Occupants (and in the event of such disturbance, Tenant shall be obligated to perform im provements, at Tenant’ s cost, which absorb or prevent any such noise or vibration) . Should any federal, state or local governmental agency having jurisdiction with respect to the establishment, regulation or enforcement of disability or occupational, health or safety standards for employers, employees, tenants or visitors impose on Landlord or on Tenant at any time now or in the future any requirement or Law relating in any manner to the Premises or occupancy thereof, or to the Common Areas or occupancy thereof in cases where compliance with Design and Construction Accessibility Laws is the responsibility of Tenant pursuant to this Lease, Tenant shall, at its sole cost and expense, comply promptly (or at Landlord’ s election, bear the cost of such compliance as effected by Landlord) with such requirement or Law. - 14 -

(c) Tenant shall, prior to the Commencement Date, install an exhaust system in the Premises in compliance with all applicable Laws which does not interfere with, and which is not reasonably likely to interfere with, other Occupants or the occupants of any adjoining property. (d) To the actual knowledge of Landlord, Landlord has not received any written notice of violation of Law with respect to the Common Areas which remains uncured as of the Effective Date. 6.4 Accessibility Laws. Landlord shall be responsible for compliance with Design and Construction Accessibility Laws in the Common Areas, except as provided below. Tenant shall be responsible for compliance with Design and Construction Accessibility Laws in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease. Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, Design and Construction Accessibility Laws “path of travel” requirements in the Common Areas triggered by Tenant Alterations in the Premises or Tenant’s use of the Premis es, and Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, compliance with Design and Construction Accessibility Laws in the Common Areas necessitated by the Building or the Premises being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for all requirements of Employment Accessibility Laws relating to Tenant’s employees. 6.5 Hazardous Materials; Environmental Laws. (a) Tenant’s operations in, on or at the Premises and any applicable portions of the Project -as well as all property, substances and other materials kept, stored, allowed to be brought within, or disposed of from the Premises-shall comply in all respects with all federal, state, and municipal laws , ordinances, codes and regulations relating to the protection of the environment and natural resources, now existing or hereafter enacted (collectively, the “Environmental Laws”), including without limitation the following: (i) the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (often referred to as “CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, presently in effect or hereafter amended, (ii) the federal Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, presently in effect or hereafter amended (“RCRA”), (iii) the federal Water Pollution Control Act of 1972 (often referred to as the “Clean Water Act”), presently in effect or hereafter amended, and (iv) any and all other federal, state, county, local , and municipal laws, statutes, ordinances, codes, rules, regulations, judgments, orders, governmental restrictions, guidance or requirements which relate in any way to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances or wastes, presently in effect or hereafter adopted or amended. All property kept, stored or allowed to be brought within, on or at the Premises or any applicable portions of the Project shall be at Tenant’s sole risk. Tenant shall immediately notify Landlord in the event Tenant becomes aware of any actual or potential environmental hazard or any actual or alleged violation of one or more Environmental Laws. (b) Tenant hereby represents, warrants, and covenants to Landlord, its successors and assigns, and any Superior Rights Hoider that Tenant has not and will not bring or -15-

permit to be brought upon the Premises or the Project any Hazardous Materials, except as specified below in this Section 6.5. Except as otherwise provided in this Section 6.5, without the express prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion (unless such Hazardous Materials are similar in type and quantity to other Hazardous Materials previously approved by Landlord, in which case Landlord’s consent shall not be unreasonably withheld), Tenant Parties shall not cause or permit any Hazardous Material to be generated, brought onto, used, stored, created, treated, transported, released or disposed of in or about the Premises or the Project. Notwithstanding the foregoing, Tenant may use or store without first obtaining Landlord’s consent products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, household cleaners, office supplies, janitorial supplies, and the like) to the extent customary and necessary for the use of the Premises for general office and warehouse use purposes; provided that Tenant shall always use or store any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. (c) In the event Landlord consents to Tenant’s use or storage of Hazardous Materials on the Premises or such consent is not required, Tenant represents and warrants that it shall comply with all Environmental Laws applicable to Hazardous Materials including doing the following: (i) adhere to all reporting and inspection requirements imposed by Environmental Laws and provide Landlord copies of any such reports or agency inspections; (ii) prepare, obtain and provide Landlord copies of all necessary permits, registrations, business plans, and environmental notifications that need to be given to persons entering or occupying the Premises or neighboring properties, that are required for the presence, use or handling of Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling, management and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant’s generating, bringing, using, storing, creating, treating, management, releasing, or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials, including as applicable, the removal of any equipment, structures or facilities involved in Tenant’s use or management of Hazardous Materials, and the decontamination of any Building equipment, utilities, structures, floors, walls, ceilings, fixtures, piping, mechanical ducting, or other materials which have come into contact with Hazardous Materials, and if required under Environmental Laws, obtaining a closure certificate from the local administering agency prior to the Expiration Date or earlier termination of this Lease. Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in a Hazardous Materials disclosure certificate (the “HazMat Certificate”) substantially in the form attached hereto as Exhibit “F” and as expressly approved by Landlord in writing, which approval may be withheld in Landlord’s sole and absolute discretion. Tenant covenants, represents and warrants to Landlord that the information in the HazMat Certificate, if any, is true and correct and accurately describes the nature and use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, and at such other times as Landlord may request, deliver to Landlord an updated executed HazMat Certificate describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. Any usage and storage of Hazardous Materials by Tenant may only be to the extent of the quantities of Hazardous Materials as specified in the then- - 16 -

applicable HazMat Certificate as expressly approved by Landlord, which approval may be withheld in Landlord’s reasonable discretion. In all events such usage and storage must at all times be in full compliance with any and all Environmental Laws (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises and in compliance with the reasonable recommendations of Landlord’s consultants. Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate be implemented only with the prior written consent of Landl ord, which consent may be given or withheld in Landlord’s sole and absolute discretion. (d) Without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion (unless such Hazardous Materials are similar in type and quantity to other Hazardous Materials previously approved by Landlord, in which case Landlord’s consent shall not be unreasonably withheld), Tenant shall not be entitled or permitted to (i) install any tanks under, on or about the Premises for storage of Hazardous Materials, (ii) store hazardous wastes on the Premises for more than ninety (90) days; “hazardous waste” has the meaning given it under RCRA and analogous state and local laws and regulations, (iii) dispose of any solid waste on the Premises or the Project, or (iv) install any Hazardous Material in the Premises in connection with performing any alterations of the Premises permitted by this Lease. (e) Landlord shall have the right, in Landlord’s reasonable discretion, at all times during the Lease Term when Landlord reasonably believes that the Premises, the Building or the Project have become contaminated with Hazardous Materials or Tenant is otherwise in violation of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 6.5 Error! Reference source not found.or to determine if Hazardous Materials are present in, on or about the Project, (iii) request lists of ali Hazardous Materiais used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas, and (iv) require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s reasonable discretion (the “Survey”). Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey if it is determined that Tenant contaminated the Premises, the Building or the Project with Hazardous Materials or otherwise violated this Lease. Tenant shall reasonably cooperate in any tests, inspections or investigations conducted by or on behalf of Landlord. If as a result of an inspection, test or Survey Landlord determines, in Landlord’s reasonable discretion, that Tenant should implement or perform safety, security, compliance, additional investigation, remedial or other mitigation measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant with respect to Hazardous Materials, including, without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. -17-

(f) Tenant shall not interfere with or obstruct, or cause interference with or obstruction of, any remedial or monitoring work being performed on the Premises, the Project or any surrounding area and shall not damage or destroy remedial or monitoring equipment installed on the Premises, the Project or any surrounding area; provided, however, Tenant shall have the right to approve (which approval shall not be unreasonable withheld, conditioned or delayed) any remedial or monitoring equipment installed in the Premises, unless such equipment is installed as a result of Tenant’s actions or inactions or is otherwise required by Environmental Laws. (g) Tenant shall give to Landlord immediate verbal and follow-up written notice of (i) any actual or threatened spills, releases, discharges, disposals, emissions, or migration of Hazardous Materials on, under or about any portion of the Premises or Project or in any Common Areas, or (ii) any inquiry, investigation, proceeding, claim, notice or order by any private or public person or entity regarding the presence of Hazardous Materials on, under or about any portion of the Premises or Project, including alleged violations of Environmental Laws by Tenant Parties, provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, or migration of Hazardous Materials arising from or related to the acts or omissions of Tenant Parties such that the affected portions of the Premises or Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, cleanup, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project and do not impose on Landlord any long-term operation, monitoring or post-closure obligations. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all actual costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work, together with interest thereon at the Default Rate. All such work undertaken by Tenant, as required herein, shall be performed in such a manner as to enable Landlord to make full economic use of the Premises and other portions of the Project after the satisfactory completion of such work and without imposing on Landlord any long-term operation, monitoring or post-closure obligations. (h) In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all losses, damages, liabilities, liens , suits, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), causes of action (whether in tort or contract, law or equity, or otherwise), demands, charges, assessments, fines, penalties of any kind, regulatory agency oversight costs, and costs and expenses (including, without limitation, attorneys’, -18-

consultants’ and experts’ fees and court costs) which result from, relate to, or arise in any manner whatsoever, directly or indirectly, out of: (i) the use, presence, transportation, storage, treatment, management, release or disposal (on- or off-site) (collectively referred to hereafter as “Management”) of Hazardous Materials in, on, under or about the Premises, the Building or the Project by the Tenant Parties; (ii) any breach or violation of any Environmental Laws applicable to the Premises, the Building or the Project or of any of Tenant’s obligations with respect to Section 6.5 of this Lease, by the Tenant Parties; (iii) any required testing, sampling or other investigation, repair, cleanup, remediation, removal, restoration, and/or detoxification, and the preparation of any closure or other required plans, whether such actions are required or necessary during the Lease Term or after the termination of this Lease, which actions relate to or arise out of Management of Hazardous Materials in, on, under or about the Premises, the Building or the Project by the Tenant Parties; (iv) the failure of any Tenant Party to maintain records as required by Environmental Laws concerning Management of Hazardous Materials at or from the Premises or the Project; and (v) Tenant’s failure to clean up and properly dispose of any Hazardous Materials which are spilled, released, dumped or otherwise deposited in, on, under or about the Premises or the Project by the Tenant Parties. If Tenant fails to comply with the provisions of this Section 6.5, Tenant shall be liable for (x) the diminution in value of any portion of the Premises; (y) the loss of or restriction on the use of rentable or usable space; and (z) any adverse impact of Landlord’s marketing of any space within the Premises. This indemnification shall survive the expiration or termination of this Lease. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 6.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws. (i) Tenant’s obligations and liabilities pursuant to the provisions of this Section 6.5 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date (except for reasonable wear and tear) and prior to the appearance of such Hazardous Materials, including without limitation, conducting or performing any closures as required by Environmental Laws. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to, directly or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, which may be withheld in Landlord’s sole and absolute discretion, will not be terminable by Tenant in any event or circumstance, and will otherwise be subject to all the provisions of this Lease. O) Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable pursuant to this Section 6.5 or any other Section of this Lease for contamination that existed at the Premises on the Effective Date (unless caused by the Tenant Parties prior thereto and not otherwise contributed to, disturbed, exacerbated or dispersed by the Tenant Parties) or for contamination emanating from neighboring land not contributed to, disturbed, exacerbated or dispersed by the Tenant Parties. -19-

7. <u>SERVICES AND UTILITIES</u>.

7.1 **<u>Landlord's Services</u>**. Landlord shall provide the following services on all days (unless otherwise stated in this Lease) during the Lease Term, the costs of which are Operating Expenses:

*(a)* Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC for normal comfort for normal office use and normal density in the Premises, as reasonably determined by Landlord, during Building Hours, except for Holidays.

*(b)* Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of four (4) watts per usable square foot of the Premises, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding thirty (30) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to all Laws. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

*(c)* Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

*(d)* Landlord shall provide janitorial services to the Premises, except on weekends and the date of observation of the Holidays, in and about the Premises and exterior window washing services in a manner consistent with other Comparable Buildings in the vicinity of the Building.

*(e)* Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have one elevator available at all other times, including on Holidays.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

7.2 **<u>Tenant's Obligations</u>**. Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises which are in excess of what Landlord is required to provide pursuant to <u>Section 7.1</u> (including, but not limited to, hook-up and connection charges for such excess utilities and services).

7.3 **<u>Overstandard Tenant Use</u>**. Tenant shall not, without Landlord's prior written consent, (a) use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, or (b) allow occupancy density of use in the Premises which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 22 of 94]

Premises by Landlord pursuant to the terms of Section 7.1 of this Lease. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 7.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, together with the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and, subject to the terms of Section 19 of this Lease, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises in excess of such capacity, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 7.1 above, Tenant shall give Landlord 48 hours’ prior notice of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. 7.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as expressly provided for in this Section 7.4. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section 7; provided, however, the foregoing shall not apply to the extent such failure to furnish any of such services or utilities is caused by the gross negligence or willful misconduct of Landlord (in which case Tenant’s remedies shall be limited to Tenant’s direct and actual damages). Notwithstanding the foregoing, in the event Tenant is unable to and does not use the Premises for its business purposes as a result of an interruption in any service or utility or access to the Premises which Landlord is obligated to provide under the Lease due to Landlord’s gross negligence or willful misconduct and such event continues for five (5) or more non-consecutive Business Days, then Tenant shall be entitled to an abatement of rent due from Tenant under the terms of the Lease, which abatement shall commence as of the first day after the expiration of said fifth (5th) Business Day of interruption and shall be based on the extent of Tenant’s inability to use the Premises for its business purposes. - 21 -

8. TENANT ALTERATIONS; LIENS. 8.1 Tenant Alterations. (a) Material Alterations. Tenant shall not make or cause to be made any Material Alterations in or to the Project without Landlord’s prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld. (b) Minor Alterations. Tenant may, without Landlord’s prior written consent, undertake Minor Alterations to the Premises so long as all other requirements of this Section 8 are satisfied. (c) Cost of Tenant Alterations. Tenant shall pay the cost of all Tenant Alterations. 8.2 Non-Responsibility Notice. Tenant shall give Landlord at least ten (10) Business Days written notice prior to the commencement of any Tenant Alterations so that Landlord may have an opportunity to post notices of non-responsibility as provided by the Laws of the State. 8.3 Construction Requirements and Standards. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably conditioned, delayed or withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to any Building Structure or any Building System; provided such engineers and contractors are available to perform such work and provide rates that are customary for similar work in Comparable Buildings. Tenant agrees to complete all Tenant Alterations (a) in accordance with all Laws and the Rules and Regulations and such other construction rules and regulations that Landlord may reasonably make from time to time and which additional construction rules and regulations are applicable to all tenants in the Project, and (b) in a good and workmanlike manner, free of Liens or defects, and with the use of new materials and equipment. Prior to the commencement of any Tenant Alterations, Tenant shall, at Tenant’s sole cost and expense, (i) furnish Landlord with the names and addresses of all contractors and subcontractors engaged by Tenant to perform any Tenant Alterations, (ii) deliver to Landlord certificates issued by insurance companies qualified to do business in the State, evidencing that workmen’s compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms reasonably satisfactory to Landlord (and otherwise comply with Schedule 10 attached to this Lease), are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform any Tenant Alterations, and (iii) deliver to Landlord evidence of compliance with all applicable requirements for permits and codes, ordinances, and approvals, including but not limited to, building permits, zoning and planning requirements, and approvals from various governmental agencies and bodies having jurisdiction over the Premises. In no event shall Tenant puncture or penetrate, or cause the puncture or penetration of, the Building floor slab or any underlying vapor barrier without Landlord’s prior written consent, and if such consent is given, Tenant shall be required to repair at its sole cost and expense any damage caused to the Building floor slab or underlying vapor barrier in accordance with the recommendations of Landlord. 8.4 Other Conditions. In connection with the undertaking of any Material Alterations, Tenant shall pay Landlord a construction management fee equai to two percent (2%) -22-

of the total hard cost of the Tenant Alteration. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of any Material Alterations such as a performance bond or letter of credit. 8.5 Completion of Tenant Alterations .. Upon completion of all Material Alterations, Tenant shall furnish Landlord with (a) contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or any Superior Rights Holder, and (b) a digitized set of plans and specifications for all Material Alterations. Upon completion of each Material Alte ratio n, Tenant shall furnish Landlord a warranty from eac contractor and subcontractor performing such Material Alte rations, for the benefit of Landlord, that the portion of the Material Alteration for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. 8.6 Landlord’s Disclaimer. In no event shall Landlord ‘ s supervision of (or right to supervise) any Tenant Alterations, nor shall any approvals given by Landlord under this Lease, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use, or of compliance with the requirements of this Section 8 or impose any liability upon Landlord in connection with the performance of such work. Landlo rd’ s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. 8.7 Part of the Premises. All Tenant Alterations (whether installed by Landlord or Tenant) shall, without compensation or credit to Tenant, become part of the Buildin g and the property of Landlord at the time of their installation and shall remain in the Building at the expiration or earlier termination of this Lease, unless, pursuant to Section 14.1 below, Tenant is required to remove them as part of Tenant’s Removable Property or as otherwise agreed to by Landlord and Tenant in writing. 8.8 Liens. Tenant shall timely pay or cause to be timely paid all costs for work done by Tenant or caused to be done by Tenant of a character which will or may result in Liens on all or any portion of the Project or Landlo rd’ s interest therein. Tenant shall keep the Project free and clear of all Liens on account of work done or claimed to have been done for Tenant or persons claiming under Tenant. If a Lien or suit to foreclose a Lien has been recorded or filed, and Tenant shall not have caused the same to be released of record within thirty (30) days after Landlord’s written demand, Landlord may (but without being required to do so) pay such Lien and Claims, and the amount so paid, together with reasonable attorney’s fees incurred m connection therewith , shall be immediately due from Tenant to Landlord as Additional Rent. 9. REPAIRS AND MA INTENANCE. 9.1 Tenant’s Maintenance. Tenant covenants and agrees, at its expense without reimbursement or contribution by Landlord, to take good care of the Premises and all Tenant Alterations, make all repairs and replacements thereto, all interior, ordinary and extraord inary, and shall at all times maintain and keep the Premises and all Tenant Alterations in good working order and repair, in accordance with aii Laws and in the same condition as when received, -23-

subject only to ordinary wear and tear, casualty and damage caused by Landlord or Landlord’s Responsible Parties excepted. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in or on the Premises caused by Tenant or Tenant’s Responsible Parties (generally, Landlord shall be responsible for the maintenance and repair of all exterior windows to the Premises). Any repairs or maintenance shall be completed with new materials and equipment and otherwise in accordance with the terms and conditions of Section 8 above. 9.2 Landlord’s Self-Help Right. In the event Tenant fails to maintain the Premises in accordance with Section 9.1 above, Landlord shall give Tenant written notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to commence such work within fifteen (15) Business Days after written notice from Landlord (except in the event of an emergency when notice shall not be required, but Landlord shall attempt to promptly notify Tenant of any emergency) and thereafter diligently pursue it to completi on, then Landlord shall have the right , but shall not be required, to do such acts and expend such funds at the expense of Tenant as are necessary to perform such work. The funds so expended shall be due and payable by Tenant , as Additional Rent, within thirty (30) days after receipt of Landlord ‘ s invoice therefor. Landlord shall have no liability to Tenant for any damage , inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. 9.3 Landlord’s Maintenance. Landlord shall, as an Operating Expense, maintain and make necessary repairs to the Building Structure , the Building Systems, all exterior windows to the Premises except for damage caused by Tenan t or Tenant’ s Responsible Parties, and all Common Areas in order to maintain such portions of the Project in a manner consistent with the then prevailing Institutional Owner Practices; provided, however, that Landlord shall not be responsible for the maintenance or repair of (a) any carpeting, floor or wall coverings in the Premises, (b) Tenant’ s Removable Property, or (c) any systems that are located within the Premises (or that exclusively serve the Premises) and are supplemental or special to Building Systems. Except as expressly set forth in this Section 9.3, Landlord will not be required to perform (or to pay any costs or expenses for) any repair and maintenance of the Premises or the Project. Landlord shall not be liable to Tenant for any expense, inj ury, loss or damage resulting from work done in or upon, or in connection with the use of, any other nearby building, land, street or alley. 10. INSURANCE. 10.1 Tenant’s Insurance. Tenant shall, at Tenant’s sole cost and expense, maintain and keep in full force during the Lease Term the insurance specified on Schedule 10 attached hereto. All insurance provided by Tenant hereunder shall be primary and non-contributory to any insurance policies held by Landlord. 10.2 Failure to Obtain Insurance. In the event that Tenant fails to maintain and pay for any of the insurance required by this Section 10, Landlord may (but without obligation to do so) procure such insurance and pay the premiums therefor, in which event Tenant shall repay Landlord , as Additional Rent, all sums so paid by Landlord within thirty (30) days following Landlord’s written demand to Tenant for such payment. 10.3 Landlord’s Insurance. Landlord agrees to purchase and keep in full force and effeci during ihe Lease Term, as an Operating Expense, (a) insurance on the Project in amounts -24-

not less than the full replacement cost (without depreciation) of the Project (above foundations, but specifically excludin g Tenant Alterations, Tenant’s Property and Tenant’ s Removable Property) against fire and such other risks as may be included in standard forms of Special Form coverage insurance reasonably available from time to time, (b) Commercial General Liability Insurance covering the Project on an occurrence basis against claims for personal injury, bodily injury , death and property damage with limits of liability of One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000) annual aggregate . Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liabil it y, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance, reimbursable as an Operating Expense, in amounts greater and/or for coverage additional to the coverage and amount s set forth in this Section 10.3, provided such coverage and amounts are then typically carried by landlords of Comparable Buildings. 10.4 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Tenant waiv es, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise , to waive any and all rights of recovery, Claims against all Landlord Parties for any loss or damage to Tenant’ s business , any loss of use of the Premises, and any loss, theft or damage to Tenant Alterations and Tenant’s Property (including Tenant’s automobiles or the contents thereof), INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD RESPONSIBLE PARTY OR A LANDLORD PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance . In addition , Landlord waiv es, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights of recovery, Claims against all Tenant Parties for any loss of or damage to or loss of use of the Building or any portion of the Project, any additions or improvements to the Building or any portion of the Project, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT RESPONSIBLE PARTIES OR A TENANT PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insu rance. Landlord and Tenant each hereby further agree that their respective casualty insurance policies shall be endorsed or otherwise written to provide that no insurer shall hold any rights of subrogation against such other party. 11. WAIVER OF CLAIMS; INDEMNITY; LIMITATIONS ON LIABILITY. 11.1 Waiver of Claims. (a) By Tenant . Except for Landlord’s indemnity obligations in Section 11.2(6), Tenant releases the Landlord Parties from, and waives all Claims for, damage to persons or property sustained by Tenant or any of Tenant’ s Responsible Parties or any other person resulting directly or indirectly from any existing or future conditi on, defect, matter or thing in or about the Premises or any equipment or appurtenance therein, or resulting from any accident in or about the Premis es, or resulting directly or indirectly from any act or neglect of the Landlord Parties, even if such Claims arise due to the negligence of any of the Landlord -25-

Parties, but not to the extent caused by the gross negligence or willful and wrongful act of any of the Landlord Parties. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any owner or occupant of adjoining or contiguous property. (b) By Landlord. Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable to Landlord for Claims for damage to persons or property sustained by Landlord, however caused, if Landlord has recovered the full amount of the damage from proceeds of insurance policies and Landlord was required to waive subrogation pursuant to Section 10.4 in connection with such Claim. 11.2 Indemnity. (a) Tenant agrees to indemnify, protect, defend and hold harmless the Landlord Parties from and against any and all Claims suffered or claimed by any third-party (other than the Landlord Parties) and arising from (i) the undertaking by Tenant of any Tenant Alterations or repairs to the Project, (ii) the conduct of Tenant’s business on the Project or other use of the Project by Tenant or its Responsible Parties, including Tenant ‘ s use of the Common Areas, (iii) any act or omission of Tenant or its Responsible Parties in or about the Project, (iv) any occurrence in, upon or at the Premises (including loss of life, personal injury and /or damage to property), (v) alterations or improvements made to the Premises by or at the direction of Tenant (including, without limitation, Tenant’s Work) when alleged to be not in compliance with the Design and Construction Accessibility Laws, (vi) in cases where compliance with Design and Construction Accessibility Laws in the Common Areas is the responsibility of Tenant pursuant to this Lease, the design and construction of the Common Areas when alleged to be not in compliance with the Design and Construction Accessibility Laws, or (vii) Tenant’s failure to comply with any provision of this Lease. In case of any action or proceeding brought against the Landlord Parties by reason of any such Claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, and reasonably acceptable to Tenant and Tenant’s insurance company . (b) Landlord agrees to indemnify, protect, defend and hold harmless the Tenant Parties from and against any and all Claims suffered or claimed by any third-party (other than the Tenant Parties) to the extent arising from the gross negligence or willful misconduct of Landlord Parties. In case of any action or proceeding brought against the Tenant Parties by reason of any such Claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel chosen by Tenant, and reasonably acceptable to Landlord and Landlord’s insurance company. (c) This Section 11.2 (i) shall survive the expiration or earlier termination of this Lease, (ii) shall not operate to relieve the indemnified party of liability to the extent such liability is caused by the negligence or willful and wrongful act of the indemnified party or its Responsible Parties and (iii) is subject to and shall not diminish any waivers in effect in accordance with Section 10.4. 11.3 Limitation on Liability. Notwithstanding anything in this Lease to the cont rary, any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against the Landlord Parties in connection with this Lease nor shall any recourse be had to any other property or assets of the Landlord Parties. - 26 -

11.4 Waiver of Consequential Damages. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful act of any of the Landlord Parties. Except with respect to (a) any Tenant Alterations not overseen by Landlord, (b) any Hazardous Materials introduced to the Project by Tenant or its Responsible Parties, (c) any holdover of the Project by Tenant or its Responsible Parties or (d) any damages payable to a third party in connection with Tenant’s indemnity obligations hereunder, Landlord hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful act of Tenant or its Responsible Parties; provided, however, nothing in this Section 11.4 shall limit Landlord’s right to accelerate Rent upon the happening of an Event of Default. 12. CASUALTY AND CONDEMNATION. 12.1 Casualty. (a) Substantial Untenantability. (i) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable or inaccessible, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed 270 days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, which period of time as to Tenant shall be “TIME IS OF THE ESSENCE”, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination. (ii) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Project to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. (iii) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Project, except for those proceeds of Tenant’s insurance for Tenant’s Property. All such insurance proceeds shall be payable to Landlord whether or not the Project is to be repaired and restored; provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Alterations at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Alterations, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Alterations. - 27 -

(iv) Notwithstanding anything to the contrary herein set forth: (A) Landlord shall have no duty pursuant to this Section 12.1 to repair or restore any portion of any Tenant Alteration or to expend for any repair or restoration of the Premises or the Project amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (B) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the gross negligence or willful misconduct of Tenant or its Responsible Parties. Whether or not this Lease is terminated pursuant to this Section 12.1, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage , destruct ion, rebuilding or restoration of the Premises or the Project or access thereto. (v) Any repair or restoration of the Project performed by Tenant shall be in accordance with the provisions of Section 8 above. (b) Insubstantial Damage. If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed 360 days from the date such damage occurred, then Landlord shall proceed to repair and restore the Project or the Premises other than Tenant Alterations, with reasonable promptness , unless such damage is to the Premises and occurs during the last six (6) months of the Lease Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 12.1(a) above. (c) Rent Abatement .. Except for the gross negligence or willful act of Tenant or its Responsible Parties, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Base Rent and Additional Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty , Tenant does not occupy the portion of the Premises which is untenantable during such period. 12.2 Condemnation. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use , reconstruction or remodeling of any part of the Premises , Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially im paired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authorit y. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith , except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s Removable Property and for moving expenses, so long as such claims (a) do not diminish the award available to Landlord or -28-

any Superior Rights Holder, and (b) are payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken , and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Section 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. 13. TRANSFERS. 13.l In General. (a) Except for a Permitted Transfer, Tenant shall not Transfer this Lease, the Premises or Tenant’s interest therein without Landlord’s prior written consent, which consent shall not be unreasonably conditioned, delayed or withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if: (i) the proposed transferee’s financial condition is not reasonably acceptable to Landlord; (ii) any Superior Rights Holder does not consent to such Transfer or such Transfer creates a violation under or adverse effect in connection with any loan encumbering the Project; (iii) the proposed transferee is a governmental organization; (iv) any uncured Event of Default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an Event of Default); (v) any portion of the Project would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (vi) the proposed transferee’s use of the Premises conflicts with the Permitted Use; (vii) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) does not meet Landlord’s standards for the Project; (viii) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its Affiliates; (ix) the proposed transferee causes an increase in Landlord’s insurance premiums; or (x) the proposed transferee is or has been involved in litigation with Landlord or any of its Affiliates. In no event shall Landlord be obligated to consider a consent to any proposed assignment of this Lease which would assign less than the entire Premises and/or if the contemplated use of the Premises by the proposed transferee violates any exclusive use right granted to any other tenant in the Project. In the event Landlord wrongfully withholds its consent to any proposed Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such Transfer. Any purported Transfer made without having obtained the prior written consent of Landlord (other than a Permitted Transfer) shall constitute an immediate Event of Default hereunder and shall, at the option of Landlord, be void and of no force or effect. (b) Unless Tenant is a corporation whose stock is publicly traded, the dissolution or direct or indirect transfer of a majority of the ownership interests in, or Control of, Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or Transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless - 29 -

of whether the Transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the Transfer or afterwards. 13.2 Recapture. At any time within twenty (20) Business Days after Landlord’s receipt of Tenant’s request for Landlord’s consent to a Transfer, Landlord may, at its option, in its sole and absolute discretion, by written notice to Tenant, elect to (each, a “Recapture Election”): (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of this Lease upon the same terms as those offered to the proposed assignee; or (c) terminate this Lease in its entirety or as to the portion of the Premises subject to the proposed Transfer, with a proportionate adjustment in the Rent payable hereunder if this Lease is terminated as to less than all of the Premises; provided, however, in connection with a sublease of the Premises, Landlord shall only be entitled to a Recapture Election if Tenant requests Landlord’s consent to a sublease of 50% or more of the Premises. Upon notification to Tenant of a Recapture Election by Landlord, Tenant may rescind its request for such Transfer, by giving Landlord notice of such rescission within five (5) Business Days after receipt of Landlord’s notice of a Recapture Election, whereupon Tenant’s request for such Transfer shall be null and void. 13.3 Excess Rent. If Tenant consummates a Transfer (other than a Permitted Transfer), Tenant shall pay to Landlord, as Additional Rent, 50% of all sums received by Tenant in excess of the Rent payable by Tenant hereunder which is attributable to any subletting of all or any portion of the Premises so subleased, and 50% of all consideration received on account of or attributable to any assignment of this Lease, in each case net of all reasonable and documented expenses and costs incurred by Tenant in connection with such Transfer, including, without limitation, commissions, allowances, improvement costs and other concessions provided to the sublessee or assignee. 13.4 Permitted Transfer. (a) Permitted Transfer. Notwithstanding anything in this Section 13 to the contrary, and provided there is no uncured Event of Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to (i) assign this Lease to an Affiliate, or to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant’s assets or (ii) sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (A) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under this Lease, (B) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate tangible net worth (computed in accordance with GAAP and exclusive of goodwill) at least equal to $100,000,000, (C) no later than ten (10) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case (provided, however, upon the written request of Tenant, Landlord shall execute a commercially reasonable non-disclosure agreement prior to Tenant’s transmittal of such documentation to Landlord), (D) no later than fifteen (15) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 13.8 below, (E) within ten (10) days after Landlord’s written request, Tenant shall provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to -30-

an Affiliate or is otherwise in accordance with the terms and conditions of this Section 13.4, and (F) the contemplated use of the Premises by the Affiliate does not violate any exclusive use right granted to any other tenant in the Project. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an Event of Default is then continuin g. In addition, notwithstanding anything in this Section 13 to the contrary, and provided there is no uncured Event of Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to transfer up to an aggregate amount of 50% of the stock of Tenant in connection with a bona fide equity financing transaction(s) so long as immediately after giving effect to such transfer, Tenant’s aggregate tangible net worth (computed in accordance with GAAP and exclusive of goodwill) is equal to or greater than Tenant’s aggregate tangible net worth immediately prior to such transfer. (b) No Recapture and Excess Rent Rights. Landlord acknowledges and agrees that the terms and conditions of Sections 13.2 and 13.3 above shall not apply to any Permitted Transfer. 13.5 Prohibited Transfers. Notwithstanding anything in this Lease to the contrary, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof that provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, subleased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. 13.6 Tenant Liability. In the event of any Transfer, whether or not with Landlord’s consent (including, without limitation, a Permitted Transfer), Tenant shall not be released or discharged from any liability , whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent Transfers, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. 13.7 Other Terms and Conditions. Whether or not Landlord grants consent to any Transfer, Tenant shall include with its written request to Landlord for consent to a Transfer an administrative fee in the amount of $1,500, and Tenant shall also pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such Transfer. In addition, if Tenant has any options to extend the Lease Term or to add other space to the Premises, such options shall not be available to any subtenant or assignee (except an assignee that assumes this Lease pursuant to a Permitted Transfer), directly or indirectly without Landlord’ s express written consent, which may be withheld in Landlord’s sole discretion. - 31 -

13.8 Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord. 13.9 Landlord’s Obligations on Assignment of Lease. Tenant hereby agrees, allows and permits Landlord to assign this Lease without Tenant’s consent. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the pati of Landlord are concerned, shall be limited to mean and include only the “Landlord” under this Lease at the time in question. In the event of any assignment or assignments of this Lease by Landlord, the Landlord herein named (and in the case of any subsequent assignments, the then-assignor) shall be automatically released, from and after the date of such assignment, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however , that the assignee assumes, in writing, the duty to perform Landlord’s covenants and obligations hereunder. 13.10 No Encumbrances. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises. 14. SURRENDER; HOLDING OVER. 14.1 Surrender . At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Removable Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in the same order, condition and repair as when received, ordinary wear and tear, casualty and damage caused by Landlord excepted. Notwithstanding the foregoing, Landlord may , in Landlord’s sole discretion and at no cost to Landlord, require Tenant to leave any Special Installations or other Tenant Alterations in the Premises. If Tenant fails to remove any of Tenant’s Removable Property (other than Special Installations or other Tenant Alterations which Landlord has designated to remain in the Premises) within two (2) days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Removable Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Removable Property. Tenant shall pay Land lord, upon demand, the expenses and storage charges incurred for Tenant’s Removable Property. In addition, if Tenant fails to remove Tenant’s Removable Property from the Premises or storage, as the case may be, Landlord may deem all or any part of Tenant’s Removable Property to be abandoned, and title to Tenant’s Removable Property (except with respect to any Hazardous Materials) shall be deemed to be immediately vested in Landlord. Except for Special Installations or other Tenant Alterations designated by Landlord to remain in the Premises, Tenant’s Removable Property shall be removed by Tenant before the Expiration Date. Tenant shall repair damage caused by the installation or removal of Tenant’s Removable Property. Notwithstanding the foregoing, if at the time Tenant requests the consent of Landlord to install Special Installations or other Tenant Alterations, Tenant requests Landlord to notify it whether such Special Installations or Tenant Alterations must be removed upon the expiration or earlier -32-

termination of this Lease, concurrently with Landlord’s delivery of written consent to such Special Installations or Tenant Alterations, Landlord shall notify Tenant whether such items must be so removed. If Landlord states that such items are not required to be removed, Tenant shall have no obligation to remove them upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary in this Section 14.1 or elsewhere in this Lease, Tenant may request confirmation from Land lord, at the time of Landlord’ s approval of Tenant’ s plans in connection with Tenant ’ s Work, as to whether Tenant shall have the obligation to remove any improvements or alterations installed as part of Tenant’s Work . 14.2 Holding Over. If Tenant, or anyone claiming under Tenant, shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Lease Term without any agreement in writing between Landlord and Tenant with respect thereto, then Tenant shall be deemed a tenant-at-sufferance. Landlord and Tenant hereby acknowledge that Landlord may need the Premises after the expiration or earlier termination of this Lease for other Occupants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Effective Date. Therefore, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all Rent and other charges due and accrued under this Lease prior to the date of termination, the Applicable Holdover Charge for each month or portion thereof that Tenant retains possession of the Prem ises, or any portion thereof, after the expiration or earlier termination of this Lease (without reduction for any partial month that Tenant retains possession). Without limiting the foregoin g, Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Section 14.2 shall not constitute a waiver by Landlord of any re-entry rights of Landlord. The “Applicable Holdover Charge” means 125% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Operating Expenses and Tax Expenses which Landlord may reasonably estimate) for the first sixty (60) days following the date on which the holdover commences by Tenant and 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Operating Expenses and Tax Expenses which Landlord may reasonably estimate) for any period beyond sixty (60) days following the date on which the holdover commences by Tenant. 15. SUBORDINATION; ESTOPPEL CERTIFICATES; FINANCIAL REPORTS. 15.1 Subordination; Mortgagee Protection. (a) Subordination. This Lease shall be subordinate to all present and future Superior Instruments encumbering the Project unless the Superior Rights Holder expressly provides or elects that this Lease shall be superior to such Superior Instrument. In confirmation of such subordination, Tenant shall, within twenty (20) days after Landlord’s written request, execute and deliver a SNDA. In the event that Tenant fails to timely deliver a SNDA, then such failure shall be an Event of Default for which there shall be no cure or grace period. Notwithstanding anything to the contrary set forth herein, Landlord shall use commercially reasonable efforts to provide Tenant with an SNDA on any applicable future Superior Rights Holder’s form executed by such Superior Rights Holder. (b) Superior Rights Holder Protection. Tenant agrees to give any Superior Rights Hold er, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice of the address of such Superior Rights Holder. Tenant further agrees that if Landlord shall have failed to cure - 33 -

such default within the time provided for in this Lease, then the Superior Rights Holder shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such reasonable additional notice time as may be necessary, if, within such thirty (30) days, any Superior Rights Holder has commenced and is diligently pursuing the remedies necessary to cure such default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Lease Term, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of each Superior Rights Holder. (c) Attornment. If any Superior Rights Holder acquires Landlord’s interest in this Lease, the Premises, the Building or the Project, Tenant will attorn to the transferee of or successor to Landlord’s interest in this Lease, the Premises , the Building or the Project (as the case may be) and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. (d) Modification of Lease for Benefit of a Superior Rights Holder. If a Superior Rights Holder requires a modification of this Lease, then Tenant agrees to so modify the Lease; provided, however, that such modification does not and will not (i) result in any increased cost or expense to Tenant, (ii) adversely affect Tenant’s access to or use of all or any portion of the Premises or (iii) adversely affect Tenant’s rights hereunder. 15.2 Estoppel Certificates. Within ten (10) Business Days after Landlord’s request, Tenant shall execute and deliver to Landlord a certificate (each, an “Estoppel Certificate”) addressed as indicated and certifying to Landlord, each current or prospective Superior Rights Holder and/or any prospective purchaser of the Building or the Project: (a) that this Lease is unmodified and in full force and effect (or ifthere have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (b) the dates to which Rent has been paid; (c) that Tenant is in the possession of the Premises if that is the case; (d) to Tenant’s actual knowledge, that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (e) to Tenant’s actual knowledge, that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (f) that the Premises have been completed in accordance with the terms and provisions of this Lease and the Work Letter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (g) any other information reasonably requested. In the event that Tenant fails to timely deliver an Estoppel Certificate with five (5) Business days after a second notice from Landlord that Tenant failed to provide the Estoppel Certificate within the ten (10) Business Days, then such failure shall be an Event of Default for which there shall be no further cure or grace period. 15.3 Financial Reports. Within twenty (20) days after the written request of Landlord, but not more than once per Tenant’s fiscal year (except to the extent required by any Superior Rights Holder or prospective purchaser of the Project or in connection with an indirect transfer of an interest in the Project), Tenant shall provide to Landlord a current quarterly financial statement and financial statements of the two (2) years prior to the current financial statement year (collectively, “Financial Reports”). Such Financial Reports sha!! be prepared in accordance with GAAP and, if such is the normal practice of Tenant, shall be audited by an -34-

independent certified public accountant. Notwithstanding the foregoing, upon Tenant’s request, Landlord shall sign and deliver a reasonable confidentiality agreement with respect to the Financial Reports; provided, however, that Tenant shall not be required to provide Financial Reports so long as (i) Tenant is a publicly-traded company, (ii) Tenant is in compliance with the financial reporting requirements from time to time established by the United States Securities and Exchanges Commission, (iii) the Financial Reports are publicly available for free downloading in electronic format, and (iv) an Event of Default is not continuing under this Lease. 16. LANDLORD’S RESERVED RIGHTS. 16.1 Entry by Landlord. Landlord shall have the right, subject to the terms and conditions of this Lease, to enter the Premises at all times for the purpose of (a) supplying any services that Landlord is required to provide pursuant to this Lease, (b) examining or inspecting the Premises, or to show the same to prospective purchasers or lenders of the Premises or to Landlord’s insurance or surety companies, (c) making such alterations, repairs, improvements or additions to the Premises or the Project as Landlord is permitted to make by the terms of this Lease, or (d) during the last nine (9) months of the Lease Term, showing the same to prospective tenants of the Premises (and Tenant shall have the right to participate in such showing). Except in emergencies or to provide any services that Landlord is required to provide pursuant to this Lease, Landlord shall provide Tenant with reasonable prior notice (which shall not be less than one (1) Business Day and which may be provided orally to Tenant’s office manager) of entry into the Premises. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, without liability to Tenant. Entry by Landlord for any such purposes shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations during such entry. 16.2 Landlord’s Reserved Rights. Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent (except to the extent caused by the gross negligence or willful misconduct of Landlord, in which case Tenant’s remedies shall be limited to Tenant’s direct and actual damages): (a) to install, affix and maintain all signs on the exterior and interior of the Building (but not the interior of the Premises) and the Project; (b) except as otherwise set forth in Section 17 below, to designate and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (c) to grant to any party the exclusive right to conduct any business or render any service in or to the Building or the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the Permitted Use; and (d) to close the Building or the Project after Building Hours, except that Tenant shall be entitled to admission at all times, under such reasonable and non discriminatory regulations as Landlord prescribes for security purposes. 16.3 Access Control Cards. Landlord shall have the right to institute access control systems and procedures at the Building and the Project that may inciude the provision of - 35 -

personal access control cards to individual employees of Tenant. In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons. Tenant shall be responsible for the cost of replacing any lost cards and shall additionally comply with any other reasonable requirements instituted by Landlord in connection with such systems or procedures. 16.4 Transportation Management. Tenant shall comply with all current and future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project. In connection with such complianc e, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. 16.5 Rent from Real Property. Landlord and Tenant agree that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 19 86, as amended (the “IRS Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion , determines that there is any risk that all or part of any rental shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the IRS Code and the Regulations promulgated thereunder , Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rental as “rents from real property,” and (b) to permit an assignment of this Lease ; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent rental (in economic terms) payable prior to such adjustment and shall not accelerate the due date of any payments required from Tenant. 16.6 Unrelated Business Transaction Income. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued there under, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease or accelerate the due date of any payments required from Tenant , as so amended, and provided further that no such amendment shall result in Tenant having materially greater obligations or receiving less services that it previously obligated for or entitled to receive under this Lease, or services of a lesser quality. 16.7 Services .. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord or Landlord’s managing agent or its employees or by one or more third persons hired by Landlord or the Landlord’ s managing agent. 16.8 Development of the Proiect. (a) Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in -36-

the form requested by Land lord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision; provided that Tenant’s rights under this Lease are not materially adversely impaired. (b) The Other Improvements. If portions of the Project or property adjacent to the Project (collectively , the “Other Improvements “) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and use of the Project and the Other Improvements, (ii) for the common management , operation, maintenance , improvement and repair of all or any portion of the Project and the Other Improvements, provided that Tenant’ s rights under this Lease are not materially impaired , (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and the Project in connection with the improvement , construction , and excavation of the Other Improvements and the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’ s rights described in this Lease. (c) Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction. 17. S IGNS . 17.1 Full Floors. Subject to Landlord’s prior written approval, in its sole dis cretion, and provided all signs are in keeping with the qual ity, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at Tenant ’ s sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building. Notwithstanding the foregoi ng, Landlord shall provide, at Landlord’s sole cost and expense, Tenant ’ s suite identification signage, which signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. 17.2 Multi-Tenant Floors. If other Occupants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Land lord, at Landlord’ s sole cost and expense, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program. 17.3 Prohibited Signage and Other Items. Any signs, notices , logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole cost and expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window - 37 -

coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Land lord, in its sole discretion. 17.4 Building Directory. An electronic directory for the Building is located in the first-floor lobby of the Building. Tenant shall have the right, at Landlord’s sole cost and expense, to display a listing on such electronic directory. 17.5 Monument Signage. So long as (a) Tenant leases at least 56,549 rentable square feet in the Building and (b) no Event of Default has occurred under the Lease, Landlord agrees to install, display and maintain, at Tenant’s sole cost and expense, signage identifying Tenant ’ s name (the “Monument Signage”) on the monument sign in a location acceptable to Landlord. The signage rights granted herein are personal to the Original Tenant (as defined below in Rider 1 attached hereto) and may not be transferred, shared or assigned in whole or in part to any assignee, subtenant or other tenant in the Building. The size, material, construction and design of the Monument Signage shall be subject to (i) the prior written approval of Landlord, in its sole discretion, (ii) the prior approval of the City of Dublin and any other applicable governmental authority and (iii) compliance with applicable Laws. Upon the Expiration Date or earlier termination of Tenant’ s right to possess the Premises, Tenant shall pay Landlord all expenses incurred in connection with the removal and disposition of the Monument Signage and the repair of any damage caused by the Monument Signage or its removal. 17.6 Building Top Parapet Signage. So long as (a) Tenant leases at least 56,549 rentable square feet in the Building and (b) no Event of Default has occurred under the Lease, Landlord agrees to install, display and maintain, at Tenant’s sole cost and expense, Building top parapet signage identifying Tenant’s name (the “Building Top Parapet Signage”) in a location on the Building acceptable to Landlord. The signage rights granted herein are personal to the Original Tenant and may not be transferred, shared or assigned in whole or in part to any ass ignee, subtenant or other tenant in the Buildin g. The size, material , construction and design of the Building Top Parapet Signage shall be subject to (i) the prior written approval of Landlord, in its sole discretion, (ii) the prior approval of the City of Dublin and any other applicable governmental authority and (iii) compliance with applicable Laws. Upon the Expiration Date or earlier termination of Tenant’s right to possess the Premises, Tenant shall pay Landlord all expenses incurred in connection with the removal and disposition of the Building Top Parapet Signage and the repair of any damage caused by the Building Top Parapet Signage or its removal. 18. PARKING. Tenant shall have the right commencing on the Commencement Date, to use the amount of parking spaces set forth in the Basic Provisions , on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the Project parking facility. Tenant’s continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time on all tenants of the Project for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations . Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may , without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to tim e, temporarily close-off or restrict access to the Project parking -38-

facility for purposes of perm1ttmg or facilitating any such construction, alteration or improvements; provided, however, if such impediment or restriction to access is anticipated to last longer than twenty-four (24) hours, then Landlord shall provide reasonable on-site or off-site alternative parking on a temporary basis (including shuttle service or other reasonable transportation service if such off-site parking is not within walking distance of the Project). Landlord may, at any time, institute valet assisted parking, tandem parking stalls, “stack” parking, or other parking program within the Project parking facility, the reasonable cost of which shall be included in Operating Expenses. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces allocated to Tenant pursuant to this Section 18 are provided to Tenant solely for use by Tenant’s own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Landlord shall provide fifteen (15) designated Building-visitor parking spaces for use by visitors of Occupants. Tenant’s parking rights under this Section 18 shall be included in consideration of Tenant’s payment of Base Rent and Tenant shall not be required to pay Landlord any additional amount for such parking rights during the initial Lease Term. 19. CABLES; TELECOMMUNICATIONS. 19.1 Communications and Computer Cables. Tenant may install, maintain, replace, remove or use any Cables, provided that (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Sections 8 and 2 of this Lease, (b) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future Occupants of the Project, as determined in Landlord’s reasonable opinion, (c) the Cables (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the Identification Requirements (as defined below), (d) any new Cables servicing the Premises shall comply with all applicable governmental laws and regulations, (e) as a condition to permitting the installation of new Cables, Landlord may require that Tenant remove existing Cables installed by Tenant and located in or serving the Premises and repair any damage in connection with such removal, and (f) Tenant shall pay all costs in connection therewith. All Cables shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cables with wire) to show Tenant ’ s name, suite number, telephone number and the name of the person to contact in the case of an emergency (i) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (ii) at the Cables’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Cables installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Cables, Landlord may do so and may charge the reasonable cost thereof to Tenant. In addition, Landlord reserves the right at any time to require that Tenant remove any Cables located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Tenant acknowledges that Landlord may elect, in its reasonable discretion, to designate the phone, cable and other data providers that provide service to the Project. -39-

## 19.2 Wireless Communications.

(a) *Landlord's Wireless Communication Equipment*. Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof ("**Landlord's Communication Equipment**"). To the extent that Landlord permits Tenant or Tenant's Responsible Parties to use any of Landlord's Communication Equipment (*e.g.*, Landlord's Communication Equipment providing Wi-Fi in the Common Areas), which Landlord shall have no obligation to do, Tenant acknowledges and agrees that (i) such services are provided without representation or warranty by Landlord (all of which are expressly disclaimed), and (ii) the terms of this Lease shall apply to Tenant's use of Landlord's Communication Equipment (including, without limitation, Sections 7.4 and 11.1(a) above).

(b) *Tenant's Wireless Communication Equipment*. Subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to the terms and conditions set forth in Section 9 above and this Section 19.2, Tenant may install and maintain, at Tenant's sole cost and expense, wireless communication equipment within the Premises (the "**Wireless Communication Equipment**"). Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises. Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party. Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

(c) *Use of Wireless Equipment*. Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other Occupant existing as of the date of this Lease, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (iii) shall not be permitted to interfere with Landlord's Communication Equipment. Landlord shall use commercially reasonable efforts to ensure that Landlord's Communication Equipment does not interfere with Tenant's Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord's Communication Equipment, the Building, the Project or otherwise. In no event shall any such interference with Tenant's Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

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20. DEFAULT; REMEDIES. 20.1 Event of Default. The happening of any one or more of the following events shall constitute an “Event of Default”: (a) Tenant fails to pay when due any Rent, and such default continues for five (5) Business Days after receipt of written notice from Land lord; provid ed, however, that Tenant shall not be entitled to more than two (2) notices of a delinquency in a monetary obligation during any 12-month period, and if thereafter any Rent is not paid when due, an Event of Default shall be considered to have occurred even though no notice thereof is giv en; (b) Tenant fails to comply with its obligations under any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money , and such failure continues for a period of thirty (30) days after written notice of such default is delivered to Tenant; provided, however, if such condition cannot reasonably be cured within such 30-day period, it instead shall be an Event of Default if Tenant fails to commence to cure such condition within such thirty (30) day period and thereafter fails to prosecute such action diligently or fails to cure the same within 120 days; (c) If (i) Tenant or any guarantor of this Lease (if any, each, a “Guar antor”) makes a general assignment or general arrangement for the benefit of creditors, (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any Guarantor and is not dismissed within ninety (90) days , (iii) a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within ninety (90) days or (iv) substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within ninety (90) days; (d) This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party in violation of Section 13 of this Lease; or (e) Any event which is expressly defined as or deemed an Event of Default under this Lease. 20.2 Landlord’s Remedies. (a) An Event of Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 20.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy. Suit or suits for the recovery of the amount of damages set forth in this Section 20.2 may be brought by Land lord, from time to time, at Landlord ’ s election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Lease Term hereof would have expired had there been no Event of Default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership , reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the provisions of this Section 20.2. -41 -

(b) Landlord may, at any time after the happening of an Event of Default and prior to Tenant ’ s cure of such Event of Default, terminate this Lease by giving Tenant notice in writing at any time. If Landlord gives such notice, this Lease and the Lease Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant’s liability) on the date specified in such notice as if such date was the Expiration Date of the Lease Term of this Lease without the necessity of re-entry or any other act on Landlord’ s part. Any written notice required pursuant to Section 20. l shall constitute notice of unlawful detainer pursuant to Law if, at Landlord’s sole discret ion, it states Landlord’ s election that Tenant’s right to possession is terminated after expiration of any period required by Law or any longer period required by Section 20.1. Upon the expiration of the period stated in Landlord’ s written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the default within such period), Tenant’s right to possession shall terminate and this Lease shall terminate , and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant ’ s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, regain possession of the Premises and remove their property (including their trade fixtures , personal property and Tenant ’ s Removable Property which Tenant is required or permitted to remove under Section 14.l), but Landlord shall not be obligated to effect such removal , and such property may , at Landlord ’ s option, be stored els ewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Subject to applicable Law, Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by the removal or storage of Tenant’s personal property pursuant to this Section 20.2 or Section 14.1, and Tenant hereby indemni fies, and agrees to defend, protect and hold harmless the Landlord Parties from any and all Claims arising out of or in any way related to such removal or storage, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Responsible Parties. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s default as provided herein or by Law, including the following damages : (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided ; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obli gations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering the Premises, the unamortized portion of lease commissions - 42 -

paid by Landlord relating to this Lease and the unamortized portion of the cost of any work performed by Landlord and any allowances disbursed by Landlord. The word “Rent” as used in this Section 20.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (i) and (ii) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (iii) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Base Rent and Operating Expenses last payable by Tenant for the Lease Year in which Landlord terminated this Lease as provided hereinabove. (c) Even if an Event of Default is continuing and/or Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 20.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, at any time after the happening of an Event of Default, Landlord may (i) in accordance with Law, take possession of the Premises without terminating this Lease, and (ii) recover damages from Tenant in accordance with Section 20.2(b) above, in which event Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day. (d) Tenant hereby waives any and all rights to relief from forfeit ure, redemption or reinstatement which may be granted by Law in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of an Event of Default or otherwise. (e) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. 20.3 Landlord Default. Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform (each, a “Landlord Default”); provided , however, if such condition cannot reasonably be cured within such 30-day period, it instead shall be a Landlord Default if Landlord shall fail to commence to cure such condition within such 30-day period and shall thereafter fail to diligently prosecute such action to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for actual damages and/or injunction . In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, - 43 -

it shall give each Superior Rights Holder notice and a reasonable time to cure any default by Landlord in accordance with the terms and conditions of Section 15.1 above. Except as otherwise expressly provided for in this Section 20.3, Tenant shall have all rights to a suit for constructive eviction. 20.4 Attorneys’ Fees. In the event any party brings any legal action, suit or other proceeding with respect to the subject matter or enforcement of this Lease or because of an alleged dispute, breach, default, or misrepresentation in connection with any provisions of this Lease, the prevailing party shall, in addition to such other relief as may be awarded, be awarded reasonable attorneys’ fees, expenses and costs incurred in such action, suit or other proceeding, including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment. 21. AUTHORITIES FOR ACTION; NOTICES. 21.1 Authorities for Landlord Action. Except as otherwise provided herein, Landlord may act in any matter provided for herein by and through the Project’s property manager or property management company, or through any other person who may from time to time be designated by Landlord in writing. 21.2 Notices. All notices or demands required or permitted to be given to Tenant or Landlord hereunder (each, a “Notice”) shall be in writing, and shall be: (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or (d) sent by confirmed facsimile transmission, PDF or e-mail with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than three (3) Business Days thereafter. All Notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if a Notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this section, then the first attempted delivery shall be deemed to constitute delivery; provided, further, however, that Notices given by facsimile, PDF or e-mail shall be deemed given when received by facsimile, PDF or email, as the case may be. Each Notice shall be addressed, in each instance, to Tenant’s Notice Address and/or Landlord’s Notice Address, as applicable, set forth in the Basic Provisions. Each party shall be entitled to change its address for Notices from time to time by delivering to the other party Notice thereof in the manner herein provided for the delivery of Notices. Telephone numbers are provided for convenience only, and oral communications shall not constitute valid notice hereunder, except where expressly indicated otherwise. - 44 -

22. BROKERAGE. Tenant represents and warrants to Landlord that (a) Tenant has dealt only with Tenant’s Broker, as Tenant’s exclusive agent, and Landlord’s Broker, as Landlord’ s exclusive agent, in connection with the negotiation , execution and delivery of this Lease, and (b) except for the Brokers, Tenant has not dealt with any broker or other Person that is to be compensated in connection with this Lease. Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with Tenant’s Broker. Except for all such sums payable to the Brokers, Tenant hereby agrees to indemnify and hold the Landlord Parties harmless of and from any and all Claims by reason of any claim of or liability to any broker or other Person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease. 23. GENERAL PROVISIONS. 23.1 Governing Law; No Jury Trial; Venue; Jurisdiction. This Lease shall be construed in accordance with the laws of the State, without giving effect to conflict of laws prin ciples. Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial , hereby waives trial by jury, and hereby further knowingly , voluntarily and intentionally waives any objection to venue in the County in which the Premises are located, and agrees and consents to personal jurisdiction of the courts of the State in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease. 23.2 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several. 23.3 Relationship of Parties. Landlord and Tenant acknowledge and agree that the relationship established between the parties pursuant to this Lease is only that of a lessor and a lessee of the Premis es. Neither Landlord nor Tenant is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party. 23.4 Severability. If any clause or provision of this Lease is illegal , invalid or unenforceable under present or future Laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby ; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal , invalid or unenforceable clause or provision as may be possible. 23.5 Binding Effect. Subject to the terms of Section 13 above, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. 23.6 Headings. The headings and captions in this Lease are inserted only as a matter of convenience and in no way define, limit , construe, or describe the scope or intent of this Lease. 23.7 Entire Lease; No Reliance. This Lease and the Attachments contain the entire agreement between Landlord and Tenant concerning the transactions contemplated hereby and TENANT AGREES THAT NEITHER THE LANDLORD NOR ANY OF THE LANDLORD PARTIES HAVE MADE AND SHALL NOT BE DEEMED TO HAVE MADE OR MAKE -45-

ANY REPRESENTATIONS , WARRANTIES, COVENANTS AND AGREEMENTS EXCEPT AS EXPLICITLY SET FORTH IN THIS LEASE. 23.8 Amendments and Waiver. No amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant. No waiver by either party of any breach or default of any term, condition or provision hereof , including without limitation the acceptance by Landlord of any Rent , at any time or in any manner other .• than as herein provided, shall be deemed a waiver of any other or subsequent breaches or defaults of any kind, character or description under any circumstance. No waiver of any breach or default of any term, condition or provision hereof shall be implied from any action of any party, and any such waiver, to be effective, shall be set out in a written instrument signed by the waiving party. 23.9 Time is of the Essence. Time is of the essence hereof. 23.10 Authority; OFAC. (a) Tenant’s. Tenant represents to Landlord that it has full power and authority to enter into, execute and deliver this Lease. Tenant shall, on or before the Effective Date, provide Landlord with a resolution of Tenant’s board of directors (or such other evidence as is reasonably satisfactory to Landlord) evidencing that Tenant, and the individual executing this Lease on behalf of Tenant, is authorized to enter int o, execute and deliver this Lease. (b) Landlord’s. Landlord represents to Tenant that it has full power and authority to enter into, execute and deliver this Lease. (c) OFAC. Tenant represents and warrants to Landlord that Tenant and all persons and entities owning (directly or indirectly) an ownership interest in Tenant are currently in compliance with and shall at all times during the Lease Term (including any further extensions or renewals) remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto. Landlord represents and warrants to Tenant that Landlord is currently in compliance with and shall at all times during the Lease Term (including any further extensions or renewals) remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto. 23.11 Force Maieure. Any obligation of either party hereunder, other than the obligation to pay money, which is delayed or not performed due to Force Majeure shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance; provided, however, an event of Force Majeure shall not relieve Tenant or Landlord of their respective obligation to make timely payments of Rent or other amounts due hereunder. - 46 -

23.12 No Light, Air or View Easements. Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord. 23.13 No Recording . Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Any such unauthorized recording shall be an Event of Default for which there shall be no cure or grace period. 23.14 Survival. The waivers of claims or rights, the releases and the obligations of Landlord and Tenant under this Lease to indemnify, protect, defend and hold harmless any parties shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease. 23.15 No Option. The submission of this document for examination and review does not constitute an option, an offer to lease space in the Project or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord’s execution of the same. 23.16 Counterparts. This Lease may be executed in two or more duplicate originals. Each duplicate original shall be deemed to be an original her eof. [Signature page follows] - 47 -

Landlord and Tenant have executed this Lease as of the Effective Date. LANDLORD: TRT NOIP DUBLIN LP, a Delaware limited partnership By: TRT NOIP Dublin GP LLC, a Delaware limited liability company, its general partner By: DCTRT Real Estate Holdco LLC, a Delaware limited liability company, its sole member By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole member By: Black Creek Diversified Property Fund Inc. , a Maryland corporation, its general partner By: Name: Scott Title : Managing Director TENANT: AEYE, INC., a Delaware corporation By: /s/ RANSOM P. WILLER Name ..RANSOM P. WILLER Title: CFO OFFICE LEASE PARK PLACE AEYE, INC.

RIDER NO. 1 ADDITIONAL PROVISIONS THIS RIDER NO. 1 (this “Rider 1”) is attached to and made a part of the Office Lease dated April U_, 2019 (the “Lease”), by and between TRT NOIP DUBLIN LP, a Delaware limited partnership (“Landlord”), and AEYE, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease. Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease. This Rider 1 is attached to, and forms a part of, the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control. All of the rights, options and concessions set forth in this Rider 1, if any, are personal to the Tenant first named above (together with any assignee that assumes the Lease pursuant to a Permitted Transfer, collectively, “Original Tenant”), and may only be exercised and utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant’s interest in the Lease). All references to “Tenant” in this Rider 1 shall mean Original Tenant. Time is of the essence of this Rider 1. 1. OPTION TO RENEW. 1.1 Grant of Option. Subject to the terms and conditions of this Rider 1, Tenant shall have the option to extend the Lease Term for one (1) period of five (5) years (the “Renewal Term”). There shall be no additional renewal terms beyond the Renewal Term set forth herein. Tenant must exercise its option to extend the Lease by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no later than nine (9) month s prior to the expiration of the then-current Lease Term. The Option Exercise Notice shall be irrevocable, and, upon Tenant ’ s delivery of an Option Exercise Notice, the renewal of the Lease Term shall be self-executing. If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease. 1.2 Terms and Conditions of Option. All terms and conditions of this Lease, including, without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the applicable Renewal Term, except that (i) the Base Rent payable during the applicable Renewal Term shall equal the Fair Market Rental Rate (as defined below) at the time of the commencement of the applicable Renewal Term; (ii) Tenant’s Base Year shall be updated to the calendar year ending in the first year of the Renewal Term; and (iii) Landlord shall not be obligated to make any improvements or alterations in or to the Premises nor shall there be any improvement allowance, rental abatement or other tenant concessions provided by Landlord in connection with the applicable Renewal Term. As used in this Rider 1, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a renewal lease for comparable space as to build-out, location, configuration and size, in a Comparable Building for a comparable term assuming the following: (a) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (b) no tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, refurbishing allowances , etc.) RIDER N0 . 1 - PAGE 1 will be provided to Tenant, however that such amounts of allowance s or concessions (if any) may be utilized in determining the fair market rental rates being obtained (in which event the Fair Market Rental Rate shall be reduced by the economic equivalent of the allowances or concessions not being offered to Tenant); and (c) subject to the update to the Base Year, Tenant will continue to pay Tenant ’ s Share of Operating Expenses and Tenant ’ s Share of Tax Expenses in accordance with the terms and conditions of the Lease. Notwithstanding anything in this Rider 1 to the contrary, in no event shall the foregoing sentence result in a Base Rent reduction . 1.3 Determination of Fair Market Rental Rate. Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Renewal Term for a period of thirty (30) days after the date on which Landlord receives the Option Exercise Notice. In the event Landlord and Tenant are unable to agree upon the Base Rent for the applicable Renewal Term within said 30-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant , and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the State as a real estate broker specializing in the field of office leasing in and around the Building, having no fewer than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the 30-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be either of Fair Market Rental Rate as submitted to the third broker by the two brokers selected by Landlord and Tenant, as chosen by the third broker. Landlord and Tenant shall each pay the fee of the broker selected by it , and they shall equally share the payment of the fee of the third broker. 1.4 Limitations; Termination of Option to Renew. Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Rider I . Tenant shall not have the option to renew, as provided in this Rider 1, if, as of the date of the Option Exercise Notice, or as of the scheduled commencement date of the Renewal Term, (a) an Event of Default is continuing or (b) Landlord has given more than two (2) notices of monetary default in the 12-month period prior to Tenant ’ s delivery of the Option Exercise Not ice. 1.5 Self-Operative; Amendment to Lease. Notwithstanding the fact that, upon Tenant’s delivery of an Option Exercise Notice , the renewal of the Lease Term shall be self executing, Landlord and Tenant shall, promptly following the determination of the Base Rent for the applicable Renewal Term, execute one or more amendments to the Lease reflecting such additional term. 2. EARLY OCCUPANCY PREMISES. Notwithstanding anything to the contrary contained in the Lease, Landlord agrees that Tenant may conduct Tenant’s business in the portion of the Premises identified on Exhibit “E” attached to this Lease commencing on the date Tenant RIDER N0. l- PAGE 2 delivers the L-C to Landlord in accordance with the Permitted Use (the “Early Occupancy Premises”); provided that Tenant’s use of the Early Occupancy Premises shall be subject to all of the terms and conditions contained in the Lease (other than the payment of Base Rent, Tax Expenses or Operating Expenses), including, without limitation, Tenant’s insurance and indemnity obligations as contained in the Lease. Prior to any such use of the Early Occupancy Premises, Tenant shall provide Landlord with certificates of insurance or other evidence acceptable to Landlord evidencing Tenant’s compliance with its insurance obligations. RIDER N0. l- PAGE 3

RIDER NO. 2 STATE-SPECIFIC PROVISIONS THIS RIDER NO. 2 (this “Rider 2”) is attached to and made a part of the Office Lease dated April Z{, 2019 (the “Lease”), by and between TRT NOIP DUBLIN LP, a Delaware limited partnership (“Landlord”), and AEYE, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease. Capitalized terms used in this Rider 2 shall have the meanings set forth in the Lease. This Rider 2 is attached to, and forms a part of, the Lease. Should any inconsistency arise between this Rider 2 and any other provision of the Lease as to the specific matters which are the subject of this Rider 2, the terms and conditions of this Rider 2 shall control. Time is of the essence of this Rider 2. I. ST ATE-SPECIFIC PROVISIONS. 1.1 Proposition 13. “Tax Expenses” shall include, without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitu tion, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord acknowledge and agree that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. 1.2 Waivers. Tenant hereby waives any and all rights under and benefits of all of the following: (a) subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect; (b) the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in the Lease and/or those sums reasonably necessary to (i) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (ii) compensate Landlord for any and all damages arising out of, or incurred in connection with, the tennination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

1.3 Notices of Completion; Lien Releases. (a) In addition to Tenant’s obligations under Section 8 of this Lease, upon completion of any Tenant Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute. (b) Any lien releases to be obtained by Tenant pursuant to the Lease shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138. 1.4 Casualty. The provisions of the Lease, including Section 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, in cludin g, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. 1.5 Landlord’s Remedies. In addition to Landlord’s remedies set forth in Section 20.2 of the Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4. 1.6 Letter of Credit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code. 1.7 No Smoking. Tenant must comply with the State of California “No Smoking” law set forth in California Labor Code Section 6404.5, and any local “No Smok ing” ordinance which may be in effect from time to time and which is not superseded by such State law. 1.8 Certified Access Specialist. For purposes of Section l 938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s RIDER No. 2-PAGE 2 right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Common Areas, Building and/or Project to the extent permitted by applicable Laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable Laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any Business Day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Common Areas, Building or Project in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith, including, without limitation Landlord’s reasonable attorneys’ fees; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) Business Days after Tenant’s receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Common Areas, Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in Section 9.3 of the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable Laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) Business Days after Tenant’s receipt of an invoice therefor from Land lord. 1.9 Compliance with Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way violate any applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all applicable Laws (including those pertaining to Hazardous Materials and California Energy Code, Title 24), subject to (a) Landlord’s obligation as set forth hereinbelow to comply with applicable Laws with respect to those items of the Common Areas, Building and Project that are Landlord’s obligation to repair as set forth in Section 9.3 of the Lease, and (b) the limitations set forth in Section 6.3(a) of the Lease. In addition, Tenant shall fully comply with ail present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of RIDER No. 2 - PAGE 3 said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all applicable Laws relating to those items of the Common Areas, Building and Project that are Landl ord’ s obligation to repair as set forth in Section 9.3 of the Lease . Notwithstanding the foregoing, to the extent Landlord’s compliance obligations (including any obligations under California Energy Code, Title 24 or obligations to correct violations of construction-related accessibility standards described in Section 1.8 above) in the immediately preceding sentence are triggered by any Tenant Alterations, Tenant ’ s particular manner of use of the Premis es, and/or Tenant’s installation of any trade fixtures, furniture, equipment or personal property in the Premises, Tenant shall reimburse Landlord for the reasonable cost of such compliance within ten (10) Business Days after Tenant’s receipt of an invoice therefor from Landlord. [The remainder of this page intentionally left blank] RIDER NO. 2-PAGE 4

EXIDBIT “A” DEPICTION OF THE PREMISES* *The floor plans set forth in this Exhibit A are only intended to provide a depiction of the Premises and shall not constitute Landlord’s approval of such floor pla ns. EXHIBIT “A” - P AGE 1

EXHIBIT “B” WORK LETTER THIS WORK LETTER (this “Work Letter”) is attached to and made a part of the Office Lease dated April1.( , 2019 (the “Lease”), by and between TRTNOIP DUBLIN LP, a Delaware limited partnership (“Landlord”), and AEYE, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease. Capitalized terms used in this Work Letter shall have the meanings set forth in the Lease. This Work Letter is attached to, and forms a part of, the Lease. Should any inconsistency arise between this Work Letter and any other provision of the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control. Time is of the essence of this Work Letter. 1. WORK LETTER P ROVISIONS . 1.1 Tenant’s Work. The improvements to be performed by Tenant in accordance with this Work Letter are referred to as “Tenant’s Work”. Tenant and its contractors shall not have the right to perform Tenant’s Work in the Premises unless and until Tenant has complied with all of the terms and conditions of the Lease with respect to Tenant Alterations, including, without limitation, approval by Landlord of (a) the final plans for the Tenant’s Work, (b) the contractors to be retained by Tenant to perform such Tenant’s Work, and (c) the insurance coverage obtained by Tenant and its contractors in connection with Tenant’s Work . Tenant shall be responsible for all elements of the plans for the Tenant’s Work (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of such plans shall in no event relieve Tenant of the responsibility therefor. Landlord’s approval of the contractors to perform the Tenant’s Work shall not be unreasonably withheld. Landlord’s approval of the general contractor to perform the Tenant’s Work shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required by Landlord, (iii) does not have the ability to be bonded for the work in an amount satisfactory to Landlord, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state and municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. 1.2 Cost of Tenant’s Work. Promptl y after obtai ni ng Landlord’ s approval of the plans for the Tenant’s Work and before commencing construction of the Tenant’s Work, Tenant shall deliver to Landlord a reasonably detailed estimate of the cost of the Tenant’s Work. If such estimated cost exceeds the Construction Allowance (hereinafter defined), Tenant shall pay the difference (the “Excess Cost”) to Landlord before proceeding with the Tenant’s Work (and the amount so paid to Landlord shall be referred to herein as “Tenant’s Deposit”). In addition, Tenant shall pay to Landlord, within ten (10) days after Landlord’s written demand, a construction management fee equal to 1.5% of the Construction Allowance to compensate Landlord for reviewing the plans for the Tenant’s Work and for costs incurred by Landlord in EXHIBIT “B” -PAGE 1 facilitating completion of the Tenant's Work. Landlord reserves the right to deduct such fee from the Construction Allowance.

**1.3 Construction and Construction Allowance.**

*(a)* Provided Tenant is not in default under the Lease, Landlord agrees to contribute up to $3,845,332 (the "**Construction Allowance**") toward the cost of performing the Tenant's Work.

*(b)* The Construction Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant's Work and for hard costs in connection with the Tenant's Work. The Construction Allowance and Tenant's Deposit, if applicable, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Tenant's Work, in periodic disbursements within forty-five (45) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Tenant's Work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Tenant's Work; (v) plans and specifications for the Tenant's Work, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Tenant's Work, together with copies of all change orders, if any; and (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant's Work. Upon completion of the Tenant's Work, and prior to final disbursement of the Construction Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Tenant's Work, (5) the certification of Tenant and its architect that the Tenant's Work have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances, and (6) a final certificate of occupancy for the Premises, if applicable. In no event shall Landlord be required to disburse the Construction Allowance or Tenant's Deposit, if applicable, more than one time per month. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Construction Allowance or Tenant's Deposit, if applicable, during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

*(c)* In no event shall the Construction Allowance or Tenant's Deposit, if applicable, be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant delivers Tenant's Deposit to Landlord, all disbursements by Landlord under

EXHIBIT "B" – PAGE 2

12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 60 of 94]

this Work Letter shall be deemed to have been made from the Construction Allowance until the Construction Allowance has been fully disbursed. Any portion of Tenant’s Deposit which has not been disbursed by Landlord after the full completion and payment of the Tenant’s Work, as evidenced to Landlord’s reasonable satisfaction, shall be returned to Tenant. In the event Tenant does not submit to Landlord a written request for payment of the entire Construction Allowance (together with all of the documents and certificates required for such payment) by the date eighteen (18) months after the Effective Date, any portion of the Construction Allowance not disbursed to Tenant shall automatically accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant’ s Work and/or Construction Allowance. 1.4 Landlord’s Obligations. Landlord shall not be required to perform any work or, except as provided above with respect to the Construction Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises. 1.5 Compliance with Work Letter. In the event Tenant fails to comply with the provisions of this Work Letter, in addition to all other rights and remedies of Landlord set forth in the Lease, Landlord shall have the right upon twenty-four (24) hours’ advance notice to Tenant (which may be oral and delivered to Tenant’s representative designated in Section 1.6 below) to require Tenant to cease Tenant’s Work until such time as Tenant is in full compliance with the provisions of this Work Letter. 1.6 Representatives. Tenant has designated Nolen Boyer of CBRE as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter, until further written notice to Landlord. Landlord has designated Tom Wagner of Harvest Properties as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter. 1.7 Interpretation; Incorporation Into Lease. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term or Term, whether by any options under the Lease or otherwis e, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease. EXHIBIT “B” - PAGE 3

EXHIBIT “C” RULES AND REGULATIONS The following rules and regulations shall apply to the Project: Tenant shall faithfully observe and comply with the following Rules and Regulati ons. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without providing Landlord’s reasonable notice and providing Landlord with a key to any new locks on the Premises. Any lock changes made by Tenant shall be coordinated with Landlord such that all locks can be opened with the master key for the Building. Tenant shall bear the cost of any lock changes or repairs required by Tenant. One hundred (100) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premis es. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Dublin, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and Landlord’s agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry. No furniture, freight or equipment of any kind shall EXHIBIT “C” - PAGE 1 be brought into the Building without prior notice to Landlord, except in connection with Tenant’s day to day operations within the Premises. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services , and must be bonded and fully insured . In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct , and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord . No tenant and no employee or invitee of Tenant shall go upon the roof of the Building for any reason . The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord . Tenant shall not disturb , solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and Landlord’s agents to prevent same. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove , EXHIBIT “C” - PAGE 2 at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

Tenant shall not overload the floor of the Premises, without Landlord's prior written consent.

Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord, except as otherwise provided in the Lease.

Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

In accordance with applicable Laws, only service animals that assist persons with disabilities (including guide dogs for persons with vision impairments and hearing dogs for persons with hearing impairments) shall be permitted in the Building. Tenant shall comply with any service animal policies adopted by Landlord; copies of which policies shall be provided to Tenant upon request. No service animal shall be permitted in the Building unless and until Tenant has provided Landlord with copies of all current immunization records.

No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory- approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed

EXHIBIT "C" – PAGE 3

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 64 of 94]

without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord. Tenant shall not install any radio or television antenna, loudspeaker, or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building for the installation and operation of telecommunications systems, including voice, video, data, Internet and any other services provided over wire, fiber optic, microwave, wireless and any other transmission systems for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of any such telecommunications services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any telecommunications services and that Landlord shall have no liability to any Tenant Party in connection with the insta llation, operation or maintenance of telecommunications services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all telecommunications services. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summ ary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises . Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Land lord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist with the implementation of (and take no action that is inconsistent with, or which would resuit in EXHIBIT “C” - PAGE 4

Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to any LEED (Leadership in Energy and Environmental Design) rating or compliance system, and including those currently coordinated through the U.S. Green Building Council) . Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Dublin, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights . Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building common areas. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. EXHIBIT “C” - PAGE 5

Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

Tenant must comply with all applicable "NO-SMOKING" or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord chooses to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Premises or public or common areas of the Building or the Project regardless of whether such loss occurs when the area is locked against entry.

All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

No on-site auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

EXHIBIT "C" – PAGE 6

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 67 of 94]

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations , or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premise s, Building , the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. [The remainder of this page intentionally left blank] EXHIBIT “C” - PAGE 7

EXHIBIT “D” INTENTIONALLY OMITTED XHIBIT “D” -PAGE 1

EXHIBIT “E” EARLY OCCUPANCY PREMISES EXHIBIT “E” - P AGE 1

## EXHIBIT "F"

## FORM OF HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

General Information

Name of Responding Company: AEye, INC

Mailing Address: 5700 STONERIDGE DR. SUITE 102, PLEASANTON, CA 94568

Signature: Ranson P. Wilhelm

Title: CFO Phone: ________

Date: 4/26/2019 Age of Facility: ________ Length of Occupancy: ________

Major products manufactured and/or activities conducted on the property: ________

Types of Business Activities
(check all that apply)

- ☒ Machine Shop
- ☒ Light assembly
- ☒ Research and development
- ☐ Product service or repair
- ☐ Photo processing
- ☐ Automotive service and repair
- ☐ Manufacturing
- ☐ Warehouse
- ☐ Integrated/printed circuit
- ☐ Chemical/pharmaceutical product

Hazardous Materials Activities
(check all that apply)

- ☐ Degreasing
- ☐ Chemical/etching/milling
- ☐ Wastewater treatment
- ☐ Painting
- ☐ Striping
- ☐ Cleaning
- ☐ Printing
- ☐ Analytical lab
- ☐ Plating
- ☐ Chemical/missing/synthesis
- ☐ Silkscreen
- ☐ Lathe/mill machining
- ☐ Deionizer water product
- ☐ Photo masking
- ☐ Wave solder
- ☐ Metal finishing

HAZARDOUS MATERIALS/WASTE HANDLING AND STORAGE

A. Are hazardous materials handled on any of your shipping and receiving docks in container quantities greater than one gallon? ☒ Yes ☐ No

B. If hazardous materials or waste are stored on the premises, please check off the nature of the storage and type(s) of materials below.

Types of Storage Container
(list above-ground storage only)

- ☐ 1 gallon or 3 liter bottles/cans
- ☐ 5 to 30 gallon carboys

Type of Hazardous Materials and/or Waste Stored

- ☐ Acid
- ☐ Phenol

EXHIBIT "F" – PAGE 1

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 71 of 94]

- ☐ 55 gallon drums
- ☐ Tanks

- ☐ Caustic/alkaline cleaner
- ☐ Cyanide
- ☐ Photo resist stripper
- ☐ Paint
- ☐ Flammable solvent
- ☐ Gasoline/diesel Fuel
- ☐ Nonflammable/chlorinated solvent
- ☐ Oil/cutting fluid

Non Flammable (Nitrogen cylinder/tank)

C. Do you accumulate hazardous waste onsite? ☐ Yes ☒ No

If yes, how is it being handled?

- ☐ On-site treatment or recovery
- ☐ Discharged to sewer
- ☐ Hauled offsite If hauled offsite, by whom: ______________________________
- ☐ Incineration

D. Indicate your hazardous waste storage status with Department of Health Services:

- ☐ Generator
- ☐ Interim status facility
- ☐ Permitted TSDF
- ☒ None of the above

WASTEWATER TREATMENT/DISCHARGE

A. Do you discharge industrial wastewater to:

- ☐ Sewer
- ☐ Storm drain
- ☐ Surface water
- ☒ No industrial discharge

B. Is your industrial wastewater treated before discharge? ☐ Yes ☐ No N/A

If yes, what type of treatment is being conducted:

- ☐ Neutralization
- ☐ Metal hydroxide formation
- ☐ Closed-loop treatment
- ☐ Cyanide destruct
- ☐ HF treatment
- ☐ Other

SUBSURFACE CONTAINMENT OF HAZARDOUS MATERIALS/WASTES

A. Are buried tanks/sumps being used for any of the following:

- ☐ Hazardous waste storage
- ☐ Chemical storage
- ☐ Gasoline/diesel fuel storage
- ☐ Waste treatment
- ☐ Wastewater neutralization

EXHIBIT "F" – PAGE 2

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 72 of 94]

☐ Industrial wastewater treatment
☒ None of the abov

B. If buried tanks are located onsite, indicate their construction: N/A

☐ Steel ☐ Fiberglass ☐ Concrete
☐ Inside open vault ☐ Double walled

C. Are hazardous materials or untreated industrial wastewater transported via buried piping to tanks, process areas or treatment areas: ☐ Yes ☒ No

D. Do you have wet floors in your process areas? ☐ Yes ☒ No

If yes, name processes: ______________________________

______________________________

E. Are abandoned underground tanks or sumps located on the property? ☐ Yes ☒ No

HAZARDOUS MATERIALS SPILLS

A. Have hazardous materials ever spilled to:

☐ The sewer
☐ The storm drain
☐ Onto the property
☒ No spills have occurred

B. Have you experienced any leaking underground tanks or sumps? ☐ Yes ☒ No

C. If spills have occurred, were they reported? ☐ Yes ☐ No N/A

Check which government agencies that you contacted regarding the spill(s): N/A

☐ Department of Health Services
☐ Department of Fish and Game
☐ Environmental Protection Agency
☐ Regional Water Quality Control Board
☐ Fire Department

D. Have you been contacted by a government agency regarding soil or groundwater contamination on your site? ☐ Yes ☒ No

Do you have exploratory wells onsite? ☐ Yes ☒ No

If yes, indicate the following:

Number of wells: _______ Approximate depth of wells: _______ Well diameters: ________

PLEASE ATTACH ENVIRONMENTAL REGULATORY PERMITS, AGENCY REPORTS THAT APPLY TO YOUR OPERATION AND HAZARDOUS WASTE MANIFESTS.

Check off those enclosed: N/A

☐ Hazardous Materials Inventory Statement, HMIS
☐ Hazardous Materials Management Plan, HMMP
☐ Department of Health Services, Generator Inspection Report

EXHIBIT "F" – PAGE 3

12448689.4
[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 73 of 94]

D Underground Tank Registrations D Industrial Wastewater Discharge Permit D Hazardous Waste Manifest EXHIBIT “F” - PAGE 4

SCHEDULE 5 OPERATING EXPENSE INCLUSIONS AND EXCLUSIONS 1. Inclusions. Operating Expenses shall include, without limitation, the following: (a) Costs incurred by Landlord or Landlord’s agents and contractors in connection with the provision of services pursuant to Section 7 of the Lease; (b) Costs incurred by Landlord or Landlord ’ s agents and contractors in connection with maintaining the Project in accordance with Section 9.3 of the Lease; (c) Professional building management fees consistent with Institutional Owner Practices and the fair rental value of any management office space in the Project; (d) Costs of capital improvements, structural repairs and replacements to the Project (collectively, the “Permitted Capital Improvements”): (i) that are intended to reduce (or avoid increases in) Operating Expenses, (ii) that are required by a governmental authority subsequent to the Commencement Date, or (iii) that (A) relate to the repair, maintenance and replacement of any systems, improvements, equipment or facilities which serve the Building and/or the Project in the whole or in part (inc ludin g, without limitation, Building Systems, items in Common Areas, and maintenance, replacement and regrading of curbs, curb ramps, walkways and parking areas), and (B) are reasonably determined by Landlord to be required to maintain the functional character of the Building and the Project or in order to comply with Landlord’s repair and maintenance obligations under the Lease; provided, however, unless required by Law or in order to comply with Landlord’s repair and maintenance obligations under the Lease, in no event shall Permitted Capital Improvements include (1) purely cosmetic capital improvements to the Building or the Project or (2) the replacement of any Building Structure (other than sealants for any part of the Building’s envelope, including curtain walls and windows). Expenditures for Permitted Capital Improvements shall be amortized at a market rate of interest over the useful life of such Permitted Capital Improvement (as determined by Landlord’s accountants in accordance with GAAP); (e) Costs of supplies, including, but not limited to, the cost of all building-standard lighting as the same may be required from time to time; (j) Costs incurred in connection with obtaining and providing energy for the Project, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources; (g) Costs of water and sanitary and storm drainage services; (h) Costs of janitorial and security services; (i) Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work; OJ Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas (in clu ding, without limitation, the Project’s parking facilities) and other Common SCHEDULE 5 - PAGE 1

Areas; the cost of maintenance and addition of signs as may be required by laws, regulations or codes; (k) Insurance premiums and commercially reasonable deductibles, including fire and Special Form coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Project or any component parts thereof (all of such insurance shall be in such amounts as may be required by any Superior Rights Holder or as Landlord may reasonably determine); (!) Project specific labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes and welfare fringe benefits; (m) Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Project) incurred in the ordinary course of operating the Project; (n) Costs incurred by Landlord or Landlord’s accountants in engaging experts or other consultants to assist them in making the computations required pursuant to the Lease; (o) Costs of subsidized food service that is made available to all Occupants; (p) Costs necessary to comply with any REAs or any ground or underlying lease of all or any portion of the Land; (q) Seasonal and holidays displays; and (r) Events, parties and celebrations that are available to all Occupants . 2. Exclusions. In no event shall Operating Expenses include any of the following (collectively, “Exclusion s”): (a) Costs of repair or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (b) Costs of repairs or rebuilding necessitated by condemnation to the extent of any award received; (c) Ground lease payments and any principal or interest on borrowed money or debt amortization, except for Permitted Capital Improvements; (d) Depreciation on the Project; (e) Any costs incurred by Landlord associated with payment of damages as a result of any breach of this Lease or any other lease on any portion of the Project by Land lord; (j) Landlord’s payment of damages for personal injury resulting from the negligence or willful acts of Landlord’s Responsible Parties; (g) Costs and fees associated with the sale or refinancing of the Project or any associated debt; (h) Penalties for Landlord’s failure to pay taxes, assessments, debt services or any other charge, unless such failure arises from Tenant’s breach of the Lease; SCHEDULE 5 - PAGE 2

(i) Costs for which Landlord is reimbursed (other than Operating Expenses paid by Tenant); 0) All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of Project operations) in cluding , but not limited to, Landlord’s general corporate overhead and general administrative expenses; (k) The cost of services provided by any affiliates of Landlord to the extent such costs exceed the costs of such services rendered by unaffiliated parties on a competitive basis for Comparable Buildings; (1,) Costs of installing any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club; (m) Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Building; (n) Interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’ s contesting such amounts in good faith; (o) Costs arising from Landlord’s charitable or political contributions; (p) Rental loss, bad debt or capital expenditure reserve accounts (other than escrow accounts for the payment of property taxes and insurance premiums); (q) Promotional gifts; entertainment, dining or travel expenses; (r) Salaries, wages and benefits of personnel above the grade of property manager (unless equitably allocated); (s) Costs to remove or dispose of any Hazardous Substances in, on or about the Project, or any portion thereof, which were not caused by Tenant or its Responsible Parties; (t) Marketing costs, including leasing commissions and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; (u) Costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating any space in the Project which is not Common Area; (v) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; or (w) Reserves for bad debts or for future improvements, repairs, additions or otherwise. [The remainder of this page intentionally left blank] SCHEDULE 5 - PAGE 3

SCHEDULE 8 CONTRACTOR RULES AND REGULATIONS In addition to the provisions set forth in Section 8 of the Lease, any and all Tenant Alterations shall be performed in accordance with this Schedule 8, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances. I. WORK APPROVAL The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority. Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor. Construction drawings must be approved by Landlord prior to the start of construction . All projects shall be reviewed for potential impact to reduction targets and environmental programs. An agent or representative of Contractor must be present on the site at all times when work is in process. 2. PERMITS Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable Law. 3. INSPECTIONS All inspections which must be performed by testing any or all of the life safety system (e.g., alarms, annunciator, voice activated, strobe li ghts , etc.) must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present. At least 48 hours’ notice must be provided to the property manager and the on-site engineer advising that an inspection has been requested. 3. NON-CONSTRUCTION AREAS Contractor shall take all necessary precautions to protect all areas outside of the work area and shall repair or replace damaged property without cost to Landlord. 4. EROSION AND SEDIMENT CONTROL Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing pollution of the air with dust and particulate matter. Contractor shall log building operations and maintenance activity to ensure that the plan has been followed. 5. GREEN BUILDINGS SCHEDULE 8- PAGE 1

If required in connection with an environmental certification for the Building or Project, Contractor agrees to incorporate sustainability standards into the preparation of any plans and specifications, including, without limitation, those "Energy and Sustainability Construction Guidelines and Requirements" attached hereto as Attachment A, when such compliance will not cause a material increase in construction costs.

6. WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. "Reasonable quantities" will be determined on a case-by-case basis, but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

7. DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m. Contractor shall notify the Building engineer's office at least one full Business Day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification shall result in Contractor incurring the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system.

8. CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

- During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.
- Protect stored on-site or installed absorptive materials from moisture damage.
- If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.
- Replace all filtration media immediately prior to occupancy.
- Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the Building. Efforts may include the use of no- and low-VOC products and materials, allowing products to off-gas before being brought into the Building, and flushing out the space with outside air or air purifiers.

9. WATER USE EFFICIENCY

SCHEDULE 8– PAGE 2

12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 79 of 94]

Contractor agrees to comply with the following: • Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems. • Keep fire systems, domestic water systems, and landscape irrigation systems as separate systems to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems. • Submeter process water used directly by Tenant and for the sole benefit of tenant. • Irrigation lines are not to be connected to domestic supply lines. 10. REMOVAL OF WASTE MATERIALS Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the property manager. Contractor shall comply with a!! Laws and Landlord’s waste and recycling practices. Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis. 11. CLEANUP Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work. 12. HOUSEKEEPING PRACTICES Contractor agrees to comply with Landlord ’ s cleaning and maintenance practices. 13. MATERIAL SAFETY DATA SHEETS (MSDS) Contractor agrees to provide the property manager with at least 72 hours’ advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets. 14. WORKING HOURS Standard construction hours are 6:30 a.m. - 5:00 p.m. The Building engineer must be notified at least two (2) full Business Days in advance of any work that may disrupt normal business operations (e.g., drilling or cutting of the concrete floor slab). The property manager reserves the right to determine what construction work is considered inappropriate for normal business hours. Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor. 15. WORKER CONDUCT Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas. No abusive language or actions on the part of the workers will be tolerated. It shall be the responsibility of Contractor to enforce this regulation on a day-to-day SCHEDULE 8- PAGE 3 basis. Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. No sleeveless shirts are allowed. Long pants and proper work shoes are requi red. All workers must wear company identification . 16. CONSTRUCTION INSPECTIONS Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed .. Any damage caused by Contractor shall be corrected at its sole cost. 17. SIGNAGE Contractor or subcontractor signage may not be displayed in areas of the Building visible from the exterior of the Premis es. 18. POSTING OF RULES AND REGULATIONS A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers. It is Contractor’s responsibility to instruct all workers, including subcont ractors, to familiarize themselves with these rules and regulations. 19. EMERGENCY PROCEDURES In case of an emergency, Contractor shall call the polic e/fire department and/or medical services, followed immediately by a call to the Property Manager. 20. DELIVERIES At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor. 21. CHANGES THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN. LANDLORD AND THE PROPERTY MANAGER RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT. SCHEDULE 8- PAGE 4

## Attachment A to Schedule 8

## ENERGY AND SUSTAINABILITY CONSTRUCTION GUIDELINES AND REQUIREMENTS

### HVAC Equipment

1. Tenant-installed HVAC and refrigeration equipment and fire suppression systems *shall not* contain CFCs.

2. Ensure tenant-installed HVAC systems tie into the Building's Building Automation System.

3. Avoid the installation of HVAC and refrigeration equipment containing HCFCs when reasonable.

### Appliances and Equipment

***Install only*** ENERGY STAR-certified appliances. *Recommend* the use of ENERGY STAR-certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

### Plumbing

***Install only*** new plumbing fixtures that meet the following:

1. Lavatory faucets: 0.5 gallons per minute (GPM) tamper-proof aerators
2. Pantry/Kitchenette faucets: 1.5 GPM tamper-proof aerators
3. Water closets: 1.28 gallons per flush (GPF)
4. Urinals: 0.125 GPF
5. Showerheads: Meet the requirements of EPA WaterSense-labeled products
6. Commercial Pre-rinse Spray valves (for food service applications): 1.6 or less GPM

### Lighting

1. ***Recommend*** lighting loads do not exceed ASHRAE/IES Standard 90.1-2010. For example, the Maximum Lighting Power Density for office use is 0.9 watts per square foot; warehouse is 0.66 watts per square foot.

2. If the Premises contains regularly occupied office spaces, *at a minimum*, install occupancy/vacancy sensors with manual override capability in all regularly occupied office spaces. Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

3. ***Recommend*** installation of daylight-responsive controls in all regularly occupied office spaces within 15 feet of windows.

ATTACHMENT A TO SCHEDULE 8 – PAGE 1

12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 82 of 94]

Data Center within the Premises

Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term "**Data Center**" shall have the meaning set forth in the U.S. Environmental Protection Agency's ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a "server closet" or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

1. Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

2. Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default under the Lease, Tenant shall be obligated to pay to Landlord the Late Reporting Fee referenced in the Lease.

Building Materials

1. Architect and general contractor *shall endeavor* to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like. Suggested VOC limits are at the end of this document.

2. Architect and general contractor *shall endeavor* to specify materials that meet the following criteria:

- Harvested and processed or extracted and processed within a 500-mile radius of the project site.
- Contain at least 10% post-consumer or 20% pre-consumer materials.
- Contain material salvaged from offsite or on-site.
- Contain rapidly renewable material.
- Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.
- Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.

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12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 83 of 94]

- Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.
- Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.
- Composite wood or agrifiber products shall contain no added urea-formaldehyde resins.

**Contractor Practices**

1. General Contractor *shall implement* the Building's Waste Management Plan to reuse, recycle and salvage building materials and waste during both demolition and construction phases.

2. General Contractor *shall implement* appropriate Indoor Air Quality Protocols for construction activity.

**Resources**

For actual regulations, rules and standards visit:

SCAQMD
BAAQMD
Green Seal

ATTACHMENT A TO SCHEDULE 8 – PAGE 3

12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 84 of 94]

## SCHEDULE 10

## TENANT'S INSURANCE

### A. Commercial Property Insurance

Commercial Property insurance covering the Tenant's personal property, fixtures, equipment, tenant improvements and betterments located in the "Premises."

Commercial Property insurance shall, at minimum, cover the perils insured under the ISO Causes of Loss - Special Form (CP 10 30 10 12) and the perils listed below.

1. Equipment Breakdown equivalent to the coverage provided by ISO Equipment Breakdown Protection Coverage Form (EB 00 20 01 13)
2. Flood, including surface water and backup of sewers and drains coverage
3. Earthquake coverage
4. Domestic and Foreign Terrorism coverage with a limit equal to the full replacement cost of the Tenant's personal property, fixtures, equipment, tenant improvements and betterments

The amount insured shall equal the full estimated replacement cost of the property insured and the valuation provision of the policy shall be replacement cost.

Business Income insurance in an amount equal to the projected annual Gross Earnings of the Tenant's business for all perils insured, including coverage for loss due to the failure of surge, power, communication, water or other utility services. The policy shall also include an Extended Period of Indemnity provision for no less than one hundred and eighty (180) days.

Any coinsurance requirement in the policy shall be eliminated through the attachment of an agreed amount endorsement, the activation of an agreed value option, or as is otherwise appropriate under the particular policy form.

Any deductibles applicable to the commercial property insurance in excess of $50,000 shall be approved by Landlord. In addition, California Earthquake and Named Storm (for locations in Tier 1 counties as defined by policy) deductibles shall not exceed five percent (5%) of insured values.

Tenant shall add Loss Payable Provisions (CP 12 18 10 12) #4 Building Owner Loss Payable Clause or its equivalent naming Landlord as Loss Payee for Tenant's improvements and betterments losses and requiring the insurance company to adjust tenant's improvements and betterments losses with the Landlord.

Tenant shall either insure or assume responsibility for any damage to plate glass.

### B. Commercial General Liability (CGL) Insurance

SCHEDULE 10 – PAGE 1

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 85 of 94]

Commercial General Liability insurance covering the Premises and Tenant's operations on or adjacent to the Premises.

Commercial General Liability insurance shall be written on ISO Commercial General Liability Coverage Form (CG 00 01 12 07), or a substitute form providing equivalent coverage, on an occurrence basis.

1. Minimum Limits

   a. $1,000,000 Each Occurrence

   b. $2,000,000 General Aggregate

   c. $2,000,000 Products – Completed Operations Aggregate

   d. $1,000,000 Personal Injury and Advertising Injury

2. Required Coverages/Endorsements

   a. Premises/Operations

   b. Products Completed Operations

   c. Contingent liability for work performed by Subcontractors/Vendors

   d. Personal Injury liability

   e. Contractual liability (including the tort liability of another assumed in a business contract)

   f. General Aggregate must apply separately to each location; ISO Designated Locations General Aggregate Limit (CG 25 14 05 09), or a substitute providing equivalent coverage

   g. Exception to the pollution exclusion for claims arising from building heating, cooling and dehumidifying equipment and hostile fire

   h. Certified and Non-Certified Terrorism

   i. ISO Additional Insured – Landlord, each Superior Rights Holder and Property Manager (CG 20 11 04 13), or a substitute providing equivalent coverage

   j. Primary and non-contributory with respect to any insurance maintained by Landlord with respect to the Premises

   k. Cross-Liability coverage; if Tenant's liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, the policy shall be endorsed to provide cross-liability coverage

**C. Liquor Liability Insurance:**

If tenant is in the business of manufacturing, distributing, selling, serving or furnishing alcoholic beverages, Liquor Liability coverage on ISO Liquor Liability Coverage Form (CG 00 33 12 04), or a substitute form providing equivalent coverage, on an occurrence basis.

1. Minimum Limits

SCHEDULE 10 – PAGE 2

12448689.6

[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 86 of 94]

a. $1,000,000 Each Common Cause b. $1,000,000 Aggregate Limit D. Workers’ Compensation and Employer’s Liability Insurance: I. . Minimum Limits a. Coverage A - Statutory 1. Limit as required by the State in which the project is located b. Coverage B - Employers Liability Coverage 1. $1,000,000 Each Accident 11. $1 ,000,000 Disease , Policy Limit m. $1,000,000 Disease, Each Employee c. Required Coverages/Endorsements 1. Waiver of Subrogation in favor of Landlord E. Business Auto Liability Insurance: Business Auto Liability insurance covering liability arising out of any auto owned or leased by Tenant and any non-owned auto hired by Tenant. 1. Minimum Limits a. $1,000,000 Combined Bodily Injury and Property Damage - Each Accident (Combined Single Limit) F. Umbrella Insurance: Umbrella Liability insurance on an occurrence form with defense costs outside the limits in excess of the Emplo yer ’ s Liability, Commercial General Liability, Business Automobile Liability and Liquor Liability (if required). 1. Minimum Limits a. $5,000,000 Each Occurrence b. $5,000,000 Aggregate 2. Required Coverages /Endorsements a. Coverage for Additional Insureds specified in B.2.; coverage afforded to these Additional Insured parties is to be primary to, and non-contributory with, any other insurance available to that person or organization. G. Pollution Liability Insurance: (for tenants with hazardous or regulated materials stored on site) Tenant shall purchase and maintain in force for the duration of the lease insurance for pollution legal liability applicable to bodily injury; property damage , including loss of use of damaged property or of property that has not been physically injured or destroyed; cleanup costs; and SCHEDULE 10 - PAGE 3 defense, including costs and expenses incurred in the investi gation, defense, or settlement of claim s; all in connection with any loss arising from the insured facility. 1. Minimum Limits a. $5,000,000 Each Occurrence b. $5,000,000 Aggregate 2. Required Coverages/Endorsements a. Coverage shall apply to sudden and non-sudden pollution conditions resulting from the escape or release of smoke, vapors , fumes , acids, alkalis, toxic chemicals, liquids, or gases, waste materials , or other irritants , contaminants , or pollutants. b. The landlord shall be named as an additional insured and there shall be no cross liability or insured vs. insured exclusion restricting coverage in the event that the additional insured makes a claim against the Tenant. c. If coverage is written on a claims-made basis , the Contractor warrants that any retroactive date applicable to coverage under the policy precedes the effective date of this contract; and that continuous coverage will be maintained or an extended discovery period will be exercised for a period of five (5) years beginning from the time that the lease expires. H. Vendor’s Insurance: Tenant shall cause each vendor employed, retained or hired by Tenant to perform work in the Premises to purchase and maintain insurance of the types specified above with limits of liability appropriate for the work. When requested by Land lord, Tenant shall furnish copies of certificates of insurance evidencing coverage for each vendor. I. Evidence of Insurance/ Special Provisions: Each policy required to be maintained pursuant to Section 10.1 shall be provided by insurance companies licensed to do business in the State and with a current A.M. Best’s Rating of A- VIII or higher. All insurance required of Tenant shall be primary and non-contributory with respect to any insurance maintained by Landlord. Prior to the effective date of the lease and five (5) days prior to any policy expirations, and within ten (10) days after Landlord’ s written request, Tenant shall furnish Landlord with original evidence or certificate(s) of insu rance, executed by a duly authorized representative of each insurer , showing compliance with the insurance requirements set forth above. Neither the review nor the failure to review such certificates or any accompanying endorsements, shall constitute acceptance or waive, alter or diminish Landlord’s right under this Lease. Landlord shall be entitled to receive, and the named insured on the certificate shall be required to hold , the insurance coverage as specified above. All Policies shall provide for 30 days’ written notice to Landlord prior to the cancellation of any insurance referred to therein. SCHEDULE 10 - PAGE 4

Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements , or failure of Landlord to identify a deficiency from evidence that is provided, shall not be construed as a waiver of Tenant ’ s obligation to maintain such insurance. By requiring insurance herein , Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant , and such coverage and limits shall not be deemed as a limitation on Tenant ’ s liability. J. Other Insurance: Such other insurance and with such limits as Landlord or any Superior Rights Holder shall reasonably require from time to time during the Lease Term; provided, however, Landlord may only require additional insurance one (I) time per year during the Lease Term and only if such additional insurance is (i) is readily available at reasonable rates and (ii) then being required by landlords or lenders of Comparable Buildings. SCHEDULE 10-PAGE 5

ANNEX 1 DEFINITIONS “ADA” means the Americans with Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and the regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time. “Additional Rent” means all costs, expenses and liability of Tenant hereunder, excluding Base Rent, but including, without limitation, Tenant’s Share of Operating Expenses and Tax Expenses. “Affiliate” means, as applicable, any Person which is owned or Controlled by, owns or Controls, or is under common ownership and Control with Landlord or Tenant. “Brokers” means, collectively, Land lord’ s Broker and Tenant’s Broker. “Building Common Areas” means the portions of the Common Areas located within the Building designated as such by Landlord. “Building Hours” 8:00 A.M. to 6:00 P.M. Monday through Friday, Holidays excluded . “Building Structure” means the Building’s elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, curtain walls, and the structural components of the Building’s roof. “Building Systems” means the Buildin g’ s systems, including, without li mitation , its electrical, mechanical, elevator, plumbing, security , HVAC, electrical, communication, and fire and life safety systems. “Business Day” means a day that is not a Saturday, Sunday or a federal holiday . “Cable” means, collectively, electronic, phone and data cabling and related equipment that is installed by or for the benefit of Tenant whether located in the Premises or in other portions of the Project. “Claims” means , collectively, any and all liabilities, obligations, damages , penalties, claims, actions, costs, charges and expenses, including reasonable attorneys ’ fees and other professional fees that may be im posed, incurred or asserted. “Comparable Buildings” means commercial buildings located in the Dublin /Ple asanton/San Ramon metropolitan areas which are comparable to the Building in size , type and quality. “Control” or “Controlled” means, with respect to a Person that is a corporation, the right to exercise, directly or in directly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indi rectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person. “Default Rate” means fifteen percent (15%) per annum. “Design and Construction Accessibility Laws” means Title III of the ADA, together with any similar applicable state or local laws, rules or regulations or building codes relating to accessibility requirements and/or accommodations relating to public accommodations and commercial facilities. ANNEX 1-PAGE 1

“Employment Accessibility Laws” means Title I of the ADA, together with any similar applicable state or local laws, rules or regulations or building codes relating to accessibility requirements and/or accommodations relating to employees. “Exclusions” shall have the meaning set forth in Schedule 5. “Force Majeure” means the occurrence of any event (other than financial inability) which prevents or delays the performance by Landlord or Tenant of any obligation imposed upon it hereunder (other than payment of Rent) and the prevention or cessation of which event is beyond the reasonable control of the obligor. “GAAP” means generally accepted accounting principles, consistently applied. “Hazardous Materials” means, collectively, (i) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (ii) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (iii) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (iv) polychlorinated biphenyls; (v) radioactive materials; (vi) lead and lead containing materia ls ; (vii) pesticides; (viii) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characterist ics , as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (ix) any materials which cause or threaten to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or pose or threaten to pose a hazard to the health and safety of persons or of natural resources. “Holidays” means, collectively, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other federal or state holidays as may hereafter be recognized by the majority of landlords of Comparable Buildings. “HVAC” means, heating, ventilation and air conditioning. “Landlord Parties” means, collectively, Landlord, the Project’s property manager, each Superior Rights Holder and each of their respective directors , members, managers, officers, partners, shareholders, trustees, affiliates, subsidiaries, employees, agents and representatives, and each of their respective successors and assigns. “Landlord’s Measurement Standard” means the measurement standards utilized by Landlord from time to time for the measurement of the Premises and Project (so long as any such modification is reasonably consistent with then prevailing Institutional Owner Practices). “Laws” means, collectively, (i) all laws (including, without limitation, the ADA and Environmental Laws), ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Premises or Tenant’s activities at the Premises, and (ii) all recorded easements, covenants , conditions , and restrictions now or hereafter affecting the Project. “Lease Year” means each calendar year during the Lease Term, except that the first Lease Year begins on the Commencement Date and ends on December 31 of such year, and the last Lease Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termin ation. ANNEX l - PAGE 2

"**Lien**" means any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

"**Material Alterations**" means any Tenant Alterations that ***(i)*** require a building permit, ***(ii)*** involve any Building Structure or any Building System, ***(iii)*** affect the exterior appearance of the Building, or ***(iv)*** are reasonably estimated to cost $50,000.00 or more per Tenant Alteration in any one instance.

"**Minor Alterations**" means any Tenant Alterations that are not Material Alterations.

"**Occupant**" means any tenant, subtenant or other occupant of the Project conducting business under the terms of a separate lease or sublease with Landlord.

"**Operating Expenses**" means, collectively, all capital expenditures and operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Project, including, without limitation, the items set forth on **Schedule 5** attached hereto. Operating Expenses shall not include any of the items set forth as "Exclusions" on **Schedule 5**.

"**Person**" means an individual, partnership, trust, corporation, firm or other entity.

"**Project Common Areas**" means the portion of the Project reasonably designated as such by Landlord.

"**REAs**" means, collectively, cross easement and reciprocal easement agreements or other declarations, covenants, restrictions or easement agreements in effect as of the Commencement Date, or subsequently entered into or amended after the Commencement Date, in favor of an owner of adjoining property or to which Landlord is a party or which is binding on Landlord or the Project, or any similar agreements, as the same may be amended from time to time.

"**Rent**" means, collectively, Base Rent and all Additional Rent.

"**Rentable Area**" means the gross square footage of the Building, as determined in accordance with Landlord's Measurement Standard.

"**Responsible Parties**" means, collectively, agents, contractors, employees, customers and invitees.

"**SNDA**" shall mean a Subordination, Non-Disturbance and Attornment Agreement required by any Superior Rights Holder; provided, however, that each SNDA shall provide that, as long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under the Lease, the Superior Rights Holder will not disturb Tenant's rights under the Lease.

"**Special Installations**" means, collectively, any Tenant Alterations that are installed by or for the benefit of Tenant and are, in Landlord's reasonable judgment, not standard office improvements and of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements, including, without limitation, each supplemental HVAC system, floor or ceiling penetrations, raised or lowered floors or ceilings, internal staircases or specialized wall or floor coverings.

"**State**" means the state in which the Premises are located.

ANNEX 1 – PAGE 3

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[3.12.3.1.4] [AEye-Dublin Lease (Park Place)-Fully Executed.pdf] [Page 92 of 94]

“Superior Instrument” means, collectively, any ground or underlying lease of all or any portion of the Land, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and the Lien and terms of any mortgage or deed of trust now or hereafter encumbering fee title to all or any portion of the Land, and all amendments, extensions, renewals, replacements and modifications of such mortgage or deed of trust and/or the obligation secured thereby. “Superior Rights Holder” means any ground lessor, mortgagee or other beneficiary of a Superior Instrument. “Tax Expenses” means, collectively, all real property taxes, assessments, fees, charges, or impositions and other similar governmental or quasi-governmental ad valorem or other charges levied on or attributable to the Project or its ownership, operation or transfer of any and every type, kind, category or nature, whether direct or indirect, general or special, ordinary or extraordinary and all taxes, assessments, fees, charges or similar impositions imposed in lieu or substitution (partially or totally) of the same, including, without limitation, all taxes, assessments, levies, charges or impositions (i) on any interest of Landlord or any Superior Rights Holder in the Project, the Building, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; (ii) on the gross or net rentals or income from the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; (iii) on any transit taxes or charges, business or license fees or taxes, annual or periodic license or use fees, park and school fees, arts charges, parks charges, housing fund charges; (iv) imposed for street, refuse, police, sidewalks, fire protection and similar services and maintenance, whether previously provided without charge or for a different charge, whether provided by governmental agencies or private parties , and whether charged directly or indirectly through a funding mechanism designed to enhance or augment benefits and services provided by governmental or quasi-governmental agencies; (v) on any possessory taxes charged or levied in lieu of real estate taxes; (vi) any costs or expenses incurred or expended by Landlord in investigating, calculating, protesting, appealing or otherwise attempting to reduce or minimize such taxes; (vii) assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; and (viii) assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. There shall be excluded from Tax Expenses all income taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by Landlord’s net income or profits unless the same is specifically included within the definition of Tax Expenses above or otherwise shall be imposed in lieu of real estate taxes or other ad valorem taxes. “Tenant Alterations” means, collectively, all alterations, improvements, additions, installations or construction in or to any portion of the Premises performed by or on behalf of Tenant. “Tenant Delay” shall have the meaning set forth in the Work Letter. “Tenant Parties” means , collectively, Tenant and its directors, members, managers, officers, partners, shareholders , trustees, affiliates, subsidiaries, employees, agents and representatives, and each of their respective successors and assigns. “Tenant’s Property” means, collectively, all trade fixtures and personal property, in cludin g, without limitation, furnishings, furnit ure, equipment, sign faces, computers, computer related ANNEX 1- PAGE 4 equipment on property, cablin g, safes, security systems, communications equipment and other equipment for use in connection with the conduct of Tenant ’ s business regardless of the manner in which they are installed. Tenant’s Property shall be solely the property of Tenant. “Tenant’s Removable Property” means, subject to Section 14.1, collectively, (i) Cable, (ii) Special Installations, (iii) Tenant’s Property, and (iv) all Tenant Alterations. “Tenant’s Share” means the percentage set forth in the Basic Provisions, as the same may be revised pursuant to Section 2.4 of the Lease. “Transactions Costs” means , collect ively , (i) all cash or other bonus, inducement or consideration for Tenant’s entering into this Lease (or any amendment to this Lease), including, but not limited to, any tenant allowance, free rent or free parking, and (ii) all lease commissions paid by Landlord relating to this Lease (or any amendment to this Lease). “Transfer” means to sublease, assign, transfer, convey, mortgage, pledge, hypothecate, or encumber this Lease or Tenant’s interest therein, or any direct or indirect interest in Tenant, or to otherwise permit the use or occupancy of the Premises or Project, or any part thereof, by anyone other than Tenant, whether by operation of law or otherwise. [The remainder of this page intentionally left blank] ANNEX 1 - PAGE 5